Exhibit 10.96

COLLATERAL AND INTERCREDITOR AGREEMENT

dated as of October 16, 2025
among
RIO GRANDE LNG TRAIN 5, LLC,
as the Borrower,
MUFG BANK, LTD.,
as the T5 Intercreditor Agent,
MIZUHO BANK (USA),
as the T5 Collateral Agent,
and

EACH OF THE SENIOR SECURED CREDITOR REPRESENTATIVES FROM TIME TO TIME PARTIES HERETO

TABLE OF CONTENTS
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APPENDICES
Appendix I    -    Definitions
Appendix II    -    Senior Secured Creditor Representative and Other Senior Secured Party Notice Information
SCHEDULES
Schedule 1    -    Administrative Decisions
Schedule 2    -    Closing Date Consent Agreements
Schedule 3    -    Senior Secured IR DCH Confirmations

EXHIBITS
Exhibit A    -    Form of CIA Accession Confirmation
Exhibit B    -    Form of Subordination Agreement
Exhibit C    -    Form of Pledge of Subordinated Debt Agreement
Exhibit D    -    Form of Consent Agreement

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This COLLATERAL AND INTERCREDITOR AGREEMENT (this “Agreement”), dated as of October 16, 2025, is by and among:
(1)RIO GRANDE LNG TRAIN 5, LLC, as the Borrower;
(2)MUFG BANK, LTD., in its capacity as intercreditor agent for the Senior Secured Parties defined below (the “T5 Intercreditor Agent”);
(3)MIZUHO BANK (USA), in its capacity as collateral agent for the Senior Secured Parties defined below (the “T5 Collateral Agent”); and
(4)each of the SENIOR SECURED CREDITOR REPRESENTATIVES that is a party to this Agreement from time to time in accordance with the terms of this Agreement.
WHEREAS:
(A)the Borrower has entered into that certain Common Terms Agreement, dated as of October 16, 2025, with the T5 Intercreditor Agent and the Senior Secured Debt Holder Representatives that are party thereto from time to time (the “Common Terms Agreement”);
(B)the Borrower has entered into that certain Credit Agreement, dated as of October 16, 2025, with MUFG Bank, Ltd. (the “T5 Administrative Agent”), the T5 Collateral Agent, and the CD Senior Lenders that are party thereto from time to time (the “CD Credit Agreement”);
(C)the Borrower has entered into that certain Indenture (the “CD Senior Notes Indenture”), dated as of October 16, 2025, with Wilmington Trust, National Association (the “CD Indenture Trustee”);
(D)the Borrower has entered or will enter into certain Senior Secured IR Hedge Transactions with certain Senior Secured IR Hedge Counterparties;
(E)the Borrower may enter into, from time to time, certain Senior Secured Gas Hedge Agreements with certain Senior Secured Gas Hedge Counterparties;
(F)the Borrower may enter into, from time to time, additional Senior Secured Debt Instruments with additional Senior Secured Debt Holders;
(G)the Borrower and the Pledgor have each agreed to secure the Senior Secured Obligations with Liens on the Collateral in accordance with the Senior Security Documents to which they are or shall become parties;
(H)the T5 Collateral Agent has agreed to act on behalf of all Senior Secured Parties as collateral agent and is entering into this Agreement, inter alia, to define the rights, duties, authority, and responsibilities of the T5 Collateral Agent;
(I)the T5 Intercreditor Agent has agreed to act on behalf of all Senior Secured Parties as the intercreditor agent and is entering into this Agreement, inter alia, to define the rights, duties, authority, and responsibilities of the T5 Intercreditor Agent; and
(J)each of the parties hereto wishes to enter into this Agreement in order to set out, inter alia, their respective agreements as to the holding and administration of the Collateral and the voting procedures and requirements as between Senior Secured Creditors with respect to amendments, waivers, consents, and enforcement actions;

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NOW, THEREFORE, in consideration of the mutual agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.DEFINITIONS AND INTERPRETATION
1.1Defined Terms
Except as otherwise provided in this Agreement, capitalized terms used in this Agreement shall have the meanings given to them in Appendix I or, if not defined in Appendix I, in the Common Terms Agreement.
1.2Principles of Interpretation
(a)In this Agreement, except to the extent specified to the contrary or where the context otherwise requires:
(i)the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement;
(ii)references to “Articles”, “Sections”, “Schedules”, “Exhibits”, and “Appendices” are references to articles and sections of, and schedules, exhibits and appendices to, this Agreement;
(iii)references to “assets” include property, revenues and rights of every description (whether real, personal or mixed and whether tangible or intangible);
(iv)a reference to an “amendment” includes a supplement, replacement, novation, restatement, or re-enactment and “amended” is to be construed accordingly;
(v)references to any Government Rule includes any amendment or modification of such Government Rule, and all regulations, rulings, and other Government Rules promulgated under such Government Rule;
(vi)except where a document or agreement is expressly stated to be in the form “in effect” on a particular date, references to any document or agreement, including this Agreement, shall be deemed to include references to such document or agreement as amended, from time to time in accordance with its terms;
(vii)references to any party hereto or party to any other document or agreement shall include its successors and permitted assigns;
(viii)words importing the singular include the plural and vice versa;
(ix)words importing the masculine include the feminine and vice versa;
(x)the words “include”, “includes”, and “including” are not limiting;
(xi)references to “days” shall mean calendar days, unless the term “Business Days” shall be used;
(xii)references to “months” shall mean calendar months and references to “years” shall mean calendar years; and
(xiii)unless the contrary indication appears, a reference to a time of day is a reference to the time of day in New York, New York.
(b)This Agreement is the result of negotiations among, and has been reviewed by, all parties hereto and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against any party hereto.

(c)Unless a contrary intention appears, a term used in any notice given under or in connection herewith has the same meaning as in this Agreement.
1.3UCC Terms
Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the respective meanings given to those terms in the UCC.
1.4Senior Secured Creditor Representatives
Each of the agreements and undertakings by a Senior Secured Creditor Representative hereunder shall be deemed to have been made by such Senior Secured Creditor Representative on its own behalf and on behalf of each Senior Secured Creditor represented by such Senior Secured Creditor Representative. Each notice to be given by the T5 Collateral Agent or the T5 Intercreditor Agent to a Senior Secured Creditor hereunder shall be deemed effectively given to such Senior Secured Creditor if effectively given to the Senior Secured Creditor Representative representing such Senior Secured Creditor.
2.THE COLLATERAL
2.1Maintenance of Collateral
The Borrower hereby agrees to maintain the Collateral for the benefit of the T5 Collateral Agent (on behalf of the Senior Secured Parties) in accordance with this Agreement and each other T5 Collateral Document.
2.2Insurance
(a)The Borrower shall promptly provide to the T5 Intercreditor Agent and the T5 Collateral Agent (with a copy to the Insurance Advisor) evidence of the maintenance of insurance (including certificates of insurance, binders evidencing commitments to issue or renew insurance policies and evidence of the payment of premiums thereunder) upon delivery thereof to the Borrower in accordance with the Material Project Documents. The Borrower shall promptly provide to the T5 Collateral Agent and the T5 Intercreditor Agent (with a copy to the Insurance Advisor) a certificate of InsuranceCo certifying that all required insurance policies are in full force and effect and in compliance with the requirements of the Material Project Documents upon receipt of the same pursuant to the Material Project Documents.
(b)The Borrower shall, at the request of the T5 Intercreditor Agent in consultation with the Independent Engineer, exercise its option to file a claim under the insurance maintained by InsuranceCo or any other counterparty to any Material Project Document.
(c)The Borrower shall apply proceeds received under the insurance policies in respect of Events of Loss affecting the Project in accordance with this Agreement, the CFAA, the Common Accounts Agreement and the T5 Accounts Agreement.
2.3Account Administration
(a)Each of the Senior Secured Creditor Representatives (for and on behalf of their respective Senior Secured Creditors), the T5 Collateral Agent, and the T5 Intercreditor Agent hereby (i) consents to the appointment of JPMorgan Chase Bank, N.A. as T5 Accounts Bank under the T5 Accounts Agreement and (ii) authorizes the T5 Collateral Agent to enter into the T5 Accounts Agreement and to agree to the indemnities to be provided pursuant to Section 4.8(b) (Indemnification) of the T5 Accounts Agreement to the T5 Accounts Bank and Related Parties thereof on behalf of the Senior Secured Debt Holders.
(b)For the avoidance of doubt, (i) no Common Account (other than each Common Account in the name of the Borrower) or any proceeds thereof shall constitute Collateral and (ii) the Distribution Account and proceeds thereof shall not constitute Collateral.

(c)At all times other than during a Control Period:
(i)if, prior to the relevant Transfer Date for a T5 Account Direction, the T5 Collateral Agent receives notice from the T5 Intercreditor Agent (upon the direction of any Senior Secured Creditor Representative, which shall be specified in such notice from the T5 Intercreditor Agent to the T5 Collateral Agent) that such T5 Account Direction does not comply with any Senior Secured Credit Document, then the T5 Collateral Agent shall notify the T5 Accounts Bank of such non-compliance (and the identity of the Senior Secured Creditor Representative(s) who provided direction with respect to such non-compliance) by delivery of a Noncompliance Notice in accordance with the T5 Accounts Agreement; and
(ii)if the T5 Collateral Agent notifies the T5 Accounts Bank of non-compliance in accordance with Section 2.3(c)(i), then, the Borrower and the relevant Senior Secured Creditor Representative(s) shall proceed under the relevant Senior Secured Credit Document(s) to determine whether the relevant T5 Account Direction complies with such Senior Secured Credit Document(s), and, assuming a positive determination of compliance, the T5 Collateral Agent shall promptly withdraw any such Noncompliance Notice delivered in accordance with Section 2.3(c)(i) upon the written instructions of the T5 Intercreditor Agent (acting upon the direction of each Senior Secured Creditor Representative(s) who had originally directed the T5 Intercreditor Agent that such T5 Account Direction was non-compliant) by delivery of a Noncompliance Notice Withdrawal (as defined in and the T5 Accounts Agreement) in accordance with the T5 Accounts Agreement.
(d)At all times during a Control Period:
(i)the T5 Collateral Agent shall issue T5 Account Directions in accordance with the instructions of the T5 Intercreditor Agent; provided, that, unless otherwise instructed by the Required Senior Secured Parties, the T5 Intercreditor Agent shall, in providing such instructions to the T5 Collateral Agent: (A) after the Project Completion Date, direct the amounts payable by the Borrower as set forth in any applicable Monthly Cash Call (as defined in the Definitions Agreement) to be transferred from the T5 Revenue Account to the STF Funding Account (as defined in the Common Accounts Agreement) in accordance with Section 3.2(c)(i) (T5 Revenue Account) of the T5 Accounts Agreement; (B) direct amounts to be transferred from the T5 Revenue Account to the T5 Administrative Expense Account in accordance with Section 3.2(c)(ii) (T5 Revenue Account) of the T5 Accounts Agreement and direct amounts to be paid from the T5 Administrative Expense Account in accordance with Section 3.3(b) (T5 Administrative Expense Account) of the T5 Accounts Agreement; and (C) after the Project Completion Date, otherwise direct amounts in the T5 Revenue Account to be applied in the order specified in Section 3.2(c) (T5 Revenue Account) of the T5 Accounts Agreement; and
(ii)the T5 Collateral Agent may (but shall be under no obligation to), in the absence of instructions of the T5 Intercreditor Agent, issue T5 Account Directions in the manner that the T5 Collateral Agent reasonably believes will best preserve the value of the Collateral for the benefit of all Senior Secured Parties.
2.4DSR Credit Support
(a)At any time after the Project Completion Date, and from time to time, the Borrower may deliver, or cause to be delivered, to the T5 Collateral Agent in respect of any Debt Service Reserve Account one or more instruments of DSR Credit Support pursuant to the T5 Accounts Agreement. The T5 Collateral Agent shall have no duty or obligation to independently determine if any instrument delivered by the Borrower satisfies the requirements set forth in the definitions of the terms “DSR Credit Support”, “DSR LC”, or “DSR Guaranty”, in each case, as set forth in the T5 Accounts Agreement.
(b)The Borrower may from time to time direct the T5 Collateral Agent to draw upon any DSR Credit Support and deposit the amount so drawn in the relevant Debt Service Reserve Account for further application in accordance with the T5 Accounts Agreement.

3.THE LIENS
3.1Execution of T5 Collateral Documents
Each of the Senior Secured Creditor Representatives and the T5 Intercreditor Agent hereby authorizes and directs the T5 Collateral Agent to execute and deliver each T5 Collateral Document and to perform each of the obligations of the T5 Collateral Agent set forth in such T5 Collateral Document (including the preservation, protection, and sale of the Collateral), in each case contemplated to be in existence on the date hereof or to be entered into after the date hereof. For the avoidance of doubt, each such agreement shall be executed and delivered by the T5 Collateral Agent, not in its individual capacity but in its capacity as T5 Collateral Agent hereunder.
3.2Acknowledgement of Liens
The parties hereto acknowledge and agree that, pursuant to the T5 Collateral Documents, (a) the Borrower has granted to the T5 Collateral Agent, for the benefit of the Senior Secured Parties, a first-priority Lien (subject to Permitted Liens and Permitted Priority Liens) over the Collateral pursuant to the Senior Security Documents (other than the Pledge Agreement) to secure the payment and performance of all present and future Senior Secured Obligations and (b) the Pledgor has granted to the T5 Collateral Agent, for the benefit of the Senior Secured Parties, a first-priority Lien over the Collateral under the Pledge Agreement to secure the payment and performance of all present and future Senior Secured Obligations.
3.3Creation, Perfection and Priority of Liens of Personal Property
(a)On the Closing Date, the Borrower will cause the following to occur with respect to the personal Property of the Borrower (or, as applicable, the Pledgor):
(i)(to the extent not already pre-filed in accordance with the UCC) a UCC-1 financing statement shall be appropriately completed and filed in the jurisdiction of the Borrower’s formation, which (A) names the Borrower as debtor and the T5 Collateral Agent as secured party, (B) sufficiently identifies all personal assets of the Borrower that are subject to the Lien evidenced thereby (as described in the Security Agreement), or identifies “all assets of the Borrower” (or another similar description), and (C) is otherwise in form and content compliant with the requirements set forth in the UCC as in effect in such jurisdiction;
(ii)(to the extent not already pre-filed in accordance with the UCC) a UCC-1 financing statement shall be appropriately completed and filed in the jurisdiction of the Pledgor’s formation which (A) names the Pledgor as debtor and the T5 Collateral Agent as secured party, (B) identifies the Pledgor’s Equity Interests in the Borrower, any Permitted Subordinated Debt provided by the Pledgor to the Borrower, and the other Collateral that is subject to the Lien evidenced thereby (as described in the Pledge Agreement), and (C) is otherwise in form and content compliant with the requirements set forth in the UCC as in effect in such jurisdiction;
(iii)the Pledgor will physically deliver to the T5 Collateral Agent in accordance with the Pledge Agreement (A) the original certificates evidencing all issued and outstanding Equity Interests in the Borrower (together with a transfer power and irrevocable proxy, each duly executed in blank and in substantially the form attached to the Pledge Agreement) and (B) any original notes or other instruments evidencing the Permitted Subordinated Debt provided by the Pledgor to the Borrower (endorsed in blank in accordance with a Pledge of Subordinated Debt Agreement);
(iv)the T5 Accounts will be established in compliance with this Agreement and the T5 Accounts Agreement, and the T5 Collateral Agent shall have control over the T5 Accounts in accordance with the T5 Accounts Agreement;
(v)each other document required to be filed, registered, notarized or recorded in order to create and perfect the Liens in respect of the Collateral described in the Security

Agreement or the Pledge Agreement that constitute personal Property will be properly filed, registered, notarized and/or recorded in each office in each jurisdiction in which such filings, registrations, notarizations, and recordations are required, and the Borrower will take any other necessary action and action reasonably requested by the T5 Collateral Agent (at the direction of the T5 Intercreditor Agent) to create and perfect such Liens; and
(vi)the Borrower shall pay, or cause to be paid, all necessary filing, notarization, recording, and other fees and all taxes (if any) and other expenses related to such filings, notarizations, registrations, and recordings to the extent due and payable on or before the Closing Date and not paid directly by the T5 Collateral Agent or any other Senior Secured Party (but without prejudice to any right of reimbursement or indemnity in respect thereof which the T5 Collateral Agent or any such Senior Secured Party may have against the Borrower). On the Closing Date, the T5 Collateral Agent, the Borrower and each counterparty to each Material Project Document will execute and deliver a Consent Agreement in respect of each Material Project Document in existence on the date hereof and set forth on Schedule 2. The Borrower will use commercially reasonable efforts to cause each counterparty to a Designated Offtake Agreement entered into after the date hereof to provide a Consent Agreement in respect of such Designated Offtake Agreement.
3.4Creation, Perfection and Priority of Liens over Real Property
On the Closing Date, the Borrower will cause the following to occur with respect to the real property of the Borrower:
(a)The Borrower will deliver, or cause to be delivered, to the T5 Collateral Agent: (i) the Common Title Policy and all previously issued Disbursement Endorsements thereto and a date down endorsement issued as of the Closing Date (or an unconditional commitment from Fidelity National Title Insurance Company to issue same) and (ii) the Survey;
(b)the Borrower will deliver, or cause to be delivered, to the T5 Collateral Agent evidence that the T5 Deed of Trust has been either (i) duly recorded on or before the Closing Date or (ii) duly executed, acknowledged and delivered in form suitable for filing or recording in all filing or recording offices necessary or desirable to create a valid first priority Lien (subject to Permitted Liens) on the property described therein in favor of the T5 Collateral Agent (and adequate provision for such filing or recording has been made in a manner reasonably satisfactory to the T5 Intercreditor Agent); and
(c)the Borrower will pay all necessary filing, notarization, recording and other fees and all taxes and other expenses relating to the filing of the fixture filings and the recording of the T5 Deed of Trust to the extent due and payable on or before the Closing Date and not paid directly by the T5 Collateral Agent or any other Senior Secured Party (but without prejudice to any right of reimbursement or indemnity in respect thereof which the T5 Collateral Agent or any such Senior Secured Party may have against the Borrower).
3.5Delivered Collateral
The T5 Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents, representatives or bailees) to the extent that possession or control thereof is taken to perfect, or perfects, a Lien thereon under the UCC as collateral agent and bailee for the relevant Senior Secured Parties and any assignee thereof (such bailment being intended, inter alia, to satisfy the requirements of Section 8-301(a)(2) and Section 9-313(c) of the UCC) solely for the purpose of perfecting the Liens granted under the Senior Security Documents.

3.6Release of Liens
(a)The T5 Collateral Agent will release any Lien of the T5 Collateral Agent and consent to the release of any Lien of the T5 Collateral Agent:
(i)as ordered pursuant to a final and Non-Appealable order or judgment of a court of competent jurisdiction;
(ii)upon any Asset Sale permitted by, and in compliance with, this Agreement and each other relevant Senior Secured Credit Document (including upon any Asset Sale as required under any Material Project Document to the extent so permitted under this Agreement and each Senior Secured Credit Document) upon receipt of written certification by the Borrower that such Asset Sale is permitted by, and in compliance with, this Agreement and each other relevant Senior Secured Credit Document; provided, that no applicable Senior Secured Creditor Representative has notified the T5 Collateral Agent that such Asset Sale is prohibited by any Senior Secured Credit Document to which it is a party prior to the release date;
(iii)on the Discharge Date (as confirmed to the T5 Collateral Agent in writing by the T5 Intercreditor Agent); and
(iv)upon the prior written consent of the T5 Intercreditor Agent and each Senior Secured Debt Holder Representative (acting in accordance with its respective Senior Secured Debt Instrument).
(b)The T5 Collateral Agent hereby agrees that in the case of any release pursuant to Section 3.6(a)(ii), if the terms of any such Asset Sale require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request and expense of the Borrower, the T5 Collateral Agent will either (i) be present, and deliver the applicable release, at the closing of such transaction or (ii) deliver reasonably prior to the closing of such transaction the applicable release under customary escrow arrangements that permit such contemporaneous payment and delivery of such release.
(c)Notwithstanding Section 3.6(a)(ii), the Liens created under any Senior Security Document shall be released, automatically and without any further action, with respect to any portion of the Collateral that is the subject of an Asset Sale in compliance with the terms and conditions of this Agreement and each Senior Secured Credit Document; provided, that no applicable Senior Secured Creditor Representative has notified the T5 Collateral Agent that such Asset Sale is prohibited by any Senior Secured Credit Document to which it is a party prior to the date of the Asset Sale.
3.7Reinstatement
Until the Discharge Date, to the extent that the T5 Collateral Agent (on behalf of the Senior Secured Parties) has (a) released any Lien on Collateral and any such Lien is later reinstated (including as a result of the return of Collateral Proceeds in accordance with Section 9.10) or (b) obtained any new Lien on Collateral, then the T5 Collateral Agent (on behalf of the Senior Secured Parties) shall be granted a new or reinstated Lien on any such Collateral and each such reinstated Lien or new Lien shall be subject to the provisions of this Agreement.
3.8Senior Security Documents; Etc.
The T5 Collateral Agent will permit each Senior Secured Creditor Representative and the Borrower, upon reasonable written notice, to inspect and copy, from time to time and at the cost and expense of the Borrower, any and all Senior Security Documents and other documents, notices, certificates, instructions, or communications received by the T5 Collateral Agent in its capacity as such hereunder and under the other T5 Collateral Documents.

3.9Permitted Liens
The Borrower shall not create, assume, incur, permit, or suffer to exist any Lien upon the Collateral, whether now owned or hereafter acquired, except for the following (“Permitted Liens”):
(a)Liens in favor, or for the benefit, of the Senior Secured Parties created pursuant to the T5 Collateral Documents and Liens in favor, or for the benefit, of the Common Collateral Agent created pursuant to the Common Accounts Agreement;
(b)Liens which are scheduled exceptions to the coverage afforded by the Common Title Policy;
(c)statutory liens for a sum not yet delinquent or which statutory liens are being contested in good faith;
(d)pledges or deposits of cash or letters of credit to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases, statutory obligations, surety, and appeal bonds (including any bonds permitted under an engineering, procurement and construction contract), performance bonds, letters of credit, cash deposits incurred in connection with gas purchasing, and other obligations of a like nature incurred in the ordinary course of business, and (without duplication) any Liens of counterparties to any Offtake Agreements over cash deposits or escrowed amounts held by or on behalf of the Borrower in connection with LNG sales;
(e)capital leases and purchase money liens on property purchased securing obligations not in excess of $100,000,000 in the aggregate;
(f)(i) servitudes, easements, rights of way, encroachments, rights to use the surface to extract or develop minerals or other subsurface substances, and other similar encumbrances affecting the Land (as defined in the Definitions Agreement) that are scheduled exceptions to the Common Title Policy or which are granted in the ordinary course of business and (ii) zoning restrictions, licenses and restrictions on the use of property or encumbrances or imperfections in title, in each case which do not materially impair such property for the purpose for which the Borrower’s interest therein was acquired or materially interfere with the operation of the Project as contemplated by the Transaction Documents;
(g)Mechanics’ Liens, Liens of lessors and sublessors, and similar Liens incurred in the ordinary course of business for sums which are not overdue for a period of more than thirty days or the payment of which is subject to a good faith contest;
(h)legal or equitable encumbrances (other than any attachment prior to judgment, judgment lien or attachment in aid of execution on a judgment) deemed to exist by reason of the existence of any pending litigation or other legal proceeding if the same is effectively stayed or the claims secured thereby are subject to a good faith contest;
(i)Liens constituting an estate or interest in real property in favor of any Liquefaction Owner, CFCo, or LandCo in any portion of the Site in accordance with the Real Property Documents or created pursuant to the Real Property Documents;
(j)Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate cash reserves, bonds or other cash equivalent security have been provided or are fully covered by insurance (other than any customary deductible);
(k)Liens for workers’ compensation awards and similar obligations not then delinquent or whose validity is at the time being contested in good faith;
(l)Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings in relation to which appropriate reserves are maintained and liens for customs duties that have been deferred in accordance with the laws of any applicable jurisdiction;

(m)Liens arising from or created by operation of applicable law or required in order to comply with any applicable law and that could not reasonably be expected to cause a Material Adverse Effect or materially impair the Project’s use of the encumbered assets;
(n)contractual or statutory rights of set-off (including netting) (i) granted to the Borrower’s bankers, as applicable or (ii) arising under any Project Document, in each case, that could not reasonably be expected to cause a Material Adverse Effect;
(o)deposits or other financial assurances to secure reimbursement or indemnification obligations in respect of letters of credit or in respect of letters of credit put in place by the Borrower and payable to suppliers, transporters, service providers, insurers, or landlords in the ordinary course of business;
(p)non-exclusive licenses, covenants not to sue, releases, waivers, or other rights under intellectual property, in each case, granted in the ordinary course of business in connection with the construction or operation of the Project as contemplated by the Transaction Documents; and
(q)Liens not otherwise permitted hereunder so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed $100,000,000 at any one time.
3.10Further Assurances in Respect of Collateral
The Borrower shall promptly perform or cause to be performed any and all acts (including payment of applicable registration or filing fees) and execute or cause to be executed any and all documents (including UCC financing statements and UCC continuation statements):
(a)as are required under the provisions of the UCC or any other Government Rule to maintain in favor of the T5 Collateral Agent, for the benefit of the Senior Secured Parties, Liens on the Collateral that are duly perfected in accordance with all applicable Government Rules for the purposes of perfecting, preserving, and continuing the perfection of the first priority Lien (subject to Permitted Liens) created, or purported to be created, in favor of the T5 Collateral Agent and the Senior Secured Parties under any Senior Security Document;
(b)as are required or reasonably requested for the purposes of ensuring the validity, enforceability and legality of any Senior Security Document or other T5 Collateral Document, and the rights of the T5 Collateral Agent and the Senior Secured Parties thereunder;
(c)as are required or reasonably requested by the T5 Collateral Agent for the purposes of enabling or facilitating the proper exercise of the rights and powers granted to the T5 Collateral Agent and the Senior Secured Parties under any Senior Security Document and the other T5 Collateral Documents;
(d)as are reasonably requested by the T5 Collateral Agent (at the direction of the T5 Intercreditor Agent) to carry out the intent of, and transactions contemplated by, the Senior Security Documents and the other T5 Collateral Documents;
(e)otherwise to maintain and preserve the Liens created, or purported to be created, by the Senior Security Documents and the priority of such Liens; and
(f)to discharge at the Borrower’s cost and expense any Lien (other than Permitted Liens) on the Collateral.
4.THE SENIOR SECURED OBLIGATIONS
4.1Acknowledgment of Senior Secured Obligations
Each of the parties hereto agrees that each of the Senior Secured Obligations shall be secured by the Liens on the Collateral on a pari passu basis.

4.2Accession to this Agreement
In order to benefit from the Liens established by the Senior Security Documents and the intercreditor provisions with respect to Modifications, Waivers, Consents, and Enforcement Actions hereunder, each Senior Secured Creditor Representative not originally a party hereto shall be required to deliver a CIA Accession Confirmation.
4.3Notice of this Agreement
The Borrower and each Senior Secured Creditor Representative, on behalf of the respective Senior Secured Creditors it represents, agree that each Senior Security Document (other than the T5 Accounts Agreement, each Consent Agreement, and the associated filings and recordings of any Senior Secured Credit Document) shall, at all times prior to the Discharge Date, include language substantively the same as the following:
“Notwithstanding anything herein to the contrary, the lien and security interest granted to the T5 Collateral Agent, for the benefit of the Senior Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the T5 Collateral Agent, for the benefit of the Senior Secured Parties, hereunder are subject to the provisions of the Collateral and Intercreditor Agreement, dated as of October 16, 2025 (as amended, restated, supplemented, or otherwise modified from time to time, the “Collateral and Intercreditor Agreement”), among Rio Grande LNG Train 5, LLC, as the Borrower, MUFG Bank, Ltd., as the T5 Intercreditor Agent, Mizuho Bank (USA), as T5 Collateral Agent, and each of the other Senior Secured Creditor Representatives from time to time parties thereto. In the event of any conflict between the terms of the Collateral and Intercreditor Agreement and this Agreement, the terms of the Collateral and Intercreditor Agreement shall govern and control.”
4.4Payment in Full or Termination of Senior Secured Obligations
(a)Upon the payment in full or termination of all Senior Secured Debt and other Senior Secured Obligations under any Senior Secured Instrument (other than Senior Secured Obligations thereunder that by their terms survive and with respect to which no claim has been made by the applicable Senior Secured Debt Holder) and the expiration or termination of all commitments under such Senior Secured Instrument in accordance with the terms thereof and the cancellation and return by the Borrower of any outstanding letters of credit issued under such Senior Secured Instrument, if applicable, the relevant Senior Secured Debt Holder Representative shall give written notice thereof to the T5 Collateral Agent and the T5 Intercreditor Agent, whereupon, without further action by any Person:
(i)the former Senior Secured Debt Holders shall no longer be Senior Secured Debt Holders under this Agreement and shall no longer have any rights or obligations under this Agreement, except for those provisions that by their terms expressly survive termination;
(ii)the related Senior Secured Instruments shall no longer be Senior Secured Debt Instruments or Senior Secured Credit Documents under this Agreement; and
(iii)such Senior Secured Debt Holder Representative, in such capacity, shall no longer be a Senior Secured Debt Holder Representative, Senior Secured Creditor Representative, or party under this Agreement and shall no longer have any rights or obligations under this Agreement, except for those provisions that by their terms expressly survive termination.
(b)Upon the payment in full or termination of all Senior Secured Hedge Obligations under any Senior Secured Hedge Agreement (other than Senior Secured Hedge Obligations thereunder that by their terms survive and with respect to which no claim has been made by the applicable Senior Secured Hedge Counterparty), the relevant Senior Secured Hedge Counterparty shall give written notice thereof to the T5 Collateral Agent and the T5 Intercreditor Agent, whereupon, without further action by any Person:

(i)the former Senior Secured Hedge Counterparties shall no longer be Senior Secured Hedge Counterparties, Senior Secured Creditor Representatives, or Parties under this Agreement and shall no longer have any rights or obligations under this Agreement, except for those provisions that by their terms expressly survive termination; and
(ii)the related Senior Secured Hedge Agreement shall no longer be Senior Secured Hedge Agreement or a Senior Secured Credit Document under this Agreement.
5.VOTING AND DECISION MAKING
5.1Decision-Making
(a)Each Senior Secured Creditor Representative, on behalf of the respective Senior Secured Creditors it represents, agrees that no Senior Secured Creditor shall, except in accordance with this Agreement,
(i)exercise or enforce any right, remedy, or power under this Agreement or any other Senior Secured Credit Document, or give any instruction to the T5 Collateral Agent or the T5 Intercreditor Agent; or
(ii)grant any Modification of any Senior Secured Credit Document or any of the provisions thereof.
(b)Each Senior Secured Creditor Representative, on behalf of the respective Senior Secured Creditors it represents, agrees that each decision made in accordance with the terms of this Agreement shall be binding upon each Senior Secured Creditor, respectively, for purposes of all the Senior Secured Credit Documents.
5.2Intercreditor Votes; Each Party’s Entitlement to Vote
(a)Each Person that is a Designated Voting Party for a Senior Secured Debt Instrument shall be entitled to vote in each Intercreditor Vote and shall have a total number of votes (expressed in Dollars) equal to:
(i)the aggregate outstanding principal amount of the Senior Secured Debt (including any and all amounts previously declared immediately due and payable or otherwise accelerated), plus
(ii)the aggregate principal amount of undrawn Senior Secured Debt Commitments (without duplication of amounts counted under clause (i) of this Section 5.2(a) and not including any and all Senior Secured Debt Commitments for which the Availability Period has ended or that have been otherwise previously cancelled or terminated), plus
(iii)the aggregate undrawn stated amount of any outstanding letters of credit (without duplication of amounts counted under clauses (i) or (ii) of this Section 5.2(a)), in each case, under the Senior Secured Debt Instrument for which such Senior Secured Debt Holder Representative is the Designated Voting Party.
(b)Nothing in this Agreement shall affect in any way the percentage of votes required under any Senior Secured Debt Instrument to authorize or direct the Designated Voting Party under such Senior Secured Debt Instrument to vote on, to give any Consent, waiver or instruction, or to take other action which is subject to any Intercreditor Vote under this Agreement.
(c)The Senior Secured Debt held by the Borrower, the Pledgor, the Equity Owners, or any Affiliate of the Borrower, the Pledgor, or the Equity Owners shall be disregarded for purposes of calculating the total number of votes of a Designated Voting Party pursuant to Section 5.2(a), calculating the number of votes of Designated Voting Parties in the numerator and denominator in calculating percentages pursuant to Section 5.3(a), and all other purposes of any Intercreditor Vote. The first sentence of this Section 5.2(c) shall not apply to Senior Secured Debt that both

(x) is held by any such Affiliate (and, for the avoidance of doubt, not the Borrower, the Pledgor, or Equity Owners) and (y) satisfies any one or more of the following conditions:
(i)is not Affiliate Debt;
(ii)is Affiliate Debt that alone or taken together with all other Senior Secured Debt that comprises Affiliate Debt has a total number of votes (expressed in Dollars) that does not exceed 20% of the total number of votes (expressed in Dollars) of all Senior Secured Debt then outstanding or for which the Borrower has legally binding commitments to lend; or
(iii)is governed or evidenced by a Senior Secured Debt Instrument that was issued and sold in one or more offers registered under the Securities Act of 1933, as amended, or issued and sold pursuant to one or more offers exempt from such registration under Rule 144A or Regulation S thereunder.
(d)Senior Secured Debt held by any Senior Secured Debt Holder that is a “Defaulting Lender” or similarly designated under any Senior Secured Debt Instrument shall (to the extent specified in such Senior Secured Debt Instrument) be disregarded for purposes of calculating the total number of votes of a Designated Voting Party pursuant to Section 5.2(a), calculating the number of votes of Designated Voting Parties in the numerator and denominator in calculating percentages pursuant to Section 5.3(a), and all other purposes of any Intercreditor Vote.
(e)If, under the terms of any Senior Secured Debt Instrument, the Holders of Senior Secured Debt (or any Senior Secured Debt Holder Representative) outstanding under such Senior Secured Debt Instrument do not have the right to vote on, to give any consent, waiver or instruction, or to take other action with respect to the matter which is subject to any Intercreditor Vote, the Senior Secured Debt held by such Holders shall be disregarded for purposes of calculating the total number of votes of a Designated Voting Party pursuant to Section 5.2(a) on such matter, calculating the number of votes of Designated Voting Parties in the numerator and denominator in calculating percentages pursuant to Section 5.3(a) on such matter, and all other purposes of the Intercreditor Vote on such matters. Notwithstanding the foregoing, if the Senior Secured Debt Holder Representative under any Senior Secured Debt Instrument is required, under the terms thereof, to vote or to give its consent, waiver, or instruction, or to take any other action on behalf of the Holders of the Senior Secured Debt under such Senior Secured Debt Instrument (such Senior Secured Debt the “Instructed Debt”) in a manner consistent with the vote, consent, waiver, instruction or other action taken by a specified other Senior Secured Debt Holder Representative, the Instructed Debt shall not be disregarded and instead shall be taken into account and calculated accordingly. If the Senior Secured Debt Holder Representative under any Senior Secured Debt Instrument is deemed, under the terms thereof, to vote or to give its consent, waiver, or instruction, or to take any other action on behalf of the Holders of the Senior Secured Debt under such Senior Secured Debt Instrument (such Senior Secured Debt the “Deemed Instructed Debt”), the Deemed Instructed Debt shall not be disregarded and instead shall be taken into account and calculated accordingly and such vote or consent, waiver, or instruction or action on behalf of the Holders, as applicable shall be deemed to have occurred hereunder. With respect to each Intercreditor Vote, each Senior Secured Debt Holder Representative under any Senior Secured Debt Instrument in respect of any Deemed Instructed Debt shall, upon request by the Borrower, deliver notice to the T5 Intercreditor Agent setting forth any matters in respect of which such Senior Secured Debt Holder Representatives shall be deemed to vote or give its consent, waiver, or instruction, or take any other action.
(f)If, under the terms of any Senior Secured Credit Document, the T5 Intercreditor Agent or any Senior Secured Creditor Representative is required to act reasonably or is required to not unreasonably withhold its Consent, then each such Person shall be required to act reasonably or to not unreasonably withhold its Consent, as the case may be, in casting its vote in respect of any such matter.
5.3Casting of Votes
(a)Subject to Sections 5.2(c)-(e), in calculating the percentage of Designated Voting Parties in any Intercreditor Vote, the total number of votes cast by the Designated Voting Parties in favor of the decision in respect of which the Intercreditor Vote is conducted shall be divided by the total number of votes eligible to be cast by all of the Designated Voting Parties in such Intercreditor

Vote. Nothing contained in this Section 5.3 shall preclude any Designated Voting Party from participating in any re-voting or further voting relating to any Intercreditor Vote, other than any such Designated Voting Party that is deemed to have voted in respect of any Deemed Instructed Debt.
(b)Notwithstanding that a Senior Secured Debt Instrument may provide for Senior Secured Obligations outstanding thereunder to vote or act on a class or series basis, or to provide or record a split vote, each Designated Voting Party for any Senior Secured Debt Instrument for any Intercreditor Vote shall cast its respective votes in such Intercreditor Vote as a unanimous block corresponding to all such classes or series based on the vote of the majority of votes cast under such Senior Secured Debt Instrument (or other percentage of votes expressly provided in the Senior Secured Debt Instrument governing such Senior Secured Debt); provided, that, as provided in Section 7.2(a), the requisite holders of the percentage of the Senior Secured Debt stated therein may declare Events of Default, cancel outstanding commitments, or accelerate obligations owed to them under the Senior Secured Debt and take such other action as provided in Section 7.2(a).
5.4Recordation and Tabulation
The T5 Intercreditor Agent shall record the votes of all Designated Voting Parties and tabulate (based on certifications from each applicable Senior Secured Debt Holder Representative as to the total Senior Secured Obligations under the relevant Senior Secured Debt Instrument to be counted for purposes of such vote) the corresponding Senior Secured Obligations and determine whether the requisite votes have been reached on the basis of all Senior Secured Obligations held by Senior Secured Debt Holders entitled to vote on the relevant matter.
5.5Voting by Senior Secured Hedge Counterparties
Each Senior Secured Hedge Counterparty (for itself, each Person on whose behalf it executes this Agreement and any Person claiming through it) acknowledges and agrees that it shall have no right to vote or take any Enforcement Action or give any Consent in its capacity as a Senior Secured Creditor Representative on any matter under this Agreement or any other Senior Secured Credit Document, other than (a) with respect to Modifications of the Senior Secured Hedge Agreements, (b) with respect to Modifications of Article 8 of this Agreement, and (c) in accordance with Section 6.6(d) and Section 8.1.
6.MODIFICATIONS, CONSENTS AND WAIVERS
6.1Modifications, Consents and Waivers of and under Senior Secured Debt Instruments
(a)Each Senior Secured Debt Holder, at any time and from time to time, without any Consent of or notice to any other Senior Secured Party and without impairing or releasing the obligations of any Person under this Agreement, may make any Modification of or provide any Consent under or Waive any provision of any Senior Secured Debt Instrument to which such Senior Secured Debt Holder is a party, subject to its respective Senior Secured Debt Instrument and the Common Terms Agreement; provided, that no Economic Terms Modification shall be made to any Senior Secured Debt Instrument without the prior written consent of each Senior Secured Debt Holder Representative (to the extent such approval is required under its respective Senior Secured Debt Instrument) (unless the effectiveness of such Economic Terms Modification is conditioned on such prior written consent of each Senior Secured Debt Holder Representative).
6.2Modifications, Consents and Waivers of and under Senior Secured Hedge Agreements
(a)Each Senior Secured Hedge Counterparty, at any time and from time to time, without any Consent of or notice to any other Senior Secured Party and without impairing or releasing the obligations of any Person under this Agreement, may make any Modification of or provide any Consent under or Waive any provision of any Senior Secured Hedge Agreement to which such Senior Secured Hedge Counterparty is a party, subject to the provisions of its respective Senior Secured Hedge Agreement, this Agreement and, in the case of Senior Secured IR Hedge Agreements, the CD Credit Agreement.

6.3Modifications, Consents and Waivers of and under the Common Terms Agreement
(a)No Modification of or Consent under or Waiver of any provision of the Common Terms Agreement (other than an Administrative Decision) may be made or provided by any Senior Secured Party unless an Intercreditor Vote is taken in accordance with the procedures set forth in Article 5 and such Modification or Consent is approved by Designated Voting Parties representing:
(i)the Majority Senior Secured Debt Holders; and
(ii)(A) on or prior to the Project Completion Date, the Majority Senior Secured Bank Debt Holders and (B) after the Project Completion Date, until the Aggregate Senior Secured Bank Debt then outstanding (computed in accordance with the manner in which entitlement to vote is determined under Section 5.2) is less than or equal to 25% of the total Senior Secured Debt then outstanding (computed in accordance with the manner in which entitlement to vote is determined under Section 5.2), the Majority Senior Secured Bank Debt Holders (as applicable under this Section 6.3(a), the “Required Senior Secured Debt Holders”).
(b)If at any time a Consent to a Modification of the Common Terms Agreement or a Consent under or a Waiver of the Common Terms Agreement is proposed, then the T5 Intercreditor Agent shall promptly notify the Borrower and each Senior Secured Debt Holder Representative (each of which shall promptly notify its Senior Secured Debt Holders, as applicable) of the matter in question specifying: (i) the nature of the Modification, Consent or Waiver that is at issue (which shall be conspicuously stated); (ii) the date by which the vote must be received; and (iii) the Required Senior Secured Debt Holders applicable to the decision in accordance with this Section 6.3.
(c)Each Designated Voting Party entitled to Consent under Section 6.3(a) and wishing to vote shall, within the period specified pursuant to Section 6.3(b)(ii), provide a certificate to the T5 Intercreditor Agent setting forth its: (i) total votes, computed in accordance with Section 5.2(a); and (ii) vote with respect to the matter for which its instructions were sought by the T5 Intercreditor Agent under Section 6.3(b).
(d)Following the recordation and tabulation of votes in accordance with Section 5.4, the T5 Intercreditor Agent shall promptly notify each Senior Secured Debt Holder Representative (each of which shall promptly notify its Senior Secured Debt Holders, as applicable) of the results of the vote. The T5 Intercreditor Agent shall have no liability of any kind as a result of the late receipt (or any failure to receive) any vote from any Designated Voting Party.
(e)Each vote taken in accordance with the provisions of this Section 6.3 shall be binding on all Senior Secured Debt Holders.
(f)Any Modification of a provision of the Common Terms Agreement made in accordance with the terms of this Agreement and the Common Terms Agreement and that is incorporated by reference into a Senior Secured Debt Instrument or Senior Secured Hedge Agreement shall, unless expressly provided otherwise in such Senior Secured Debt Instrument or Senior Secured Hedge Agreement, also be deemed to modify such Senior Secured Debt Instrument or Senior Secured Hedge Agreement, as applicable, mutatis mutandis, without the Consent of the relevant Senior Secured Creditor Representative or Senior Secured Creditors party to such instrument, as applicable, (subject to Section 6.6 and, with respect to the T5 Collateral Agent, to Article 11 and, with respect to the T5 Intercreditor Agent, to Article 12).
6.4Modifications, Consents and Waivers of and under T5 Collateral Documents
(a)No Modification of or Consent under or Waiver of any provision of this Agreement or any other T5 Collateral Document (other than Administrative Decisions) may be made or provided by any Senior Secured Party unless such Modification or Consent is approved (or deemed approved) by each Senior Secured Debt Holder Representative (determined in accordance with the manner in which such approval is determined under the respective Senior Secured Debt Instrument); provided, that a Modification that has been the subject of a Rating Affirmation shall be deemed to have been approved by the Senior Secured Debt Holder Representative for the Senior Secured

Debt that is subject to such Rating Affirmation, which for the avoidance of doubt shall not include the Senior Secured Bank Debt under the CD Credit Agreement.
(b)If at any time a Consent to a Modification of any T5 Collateral Document or a Consent under or a Waiver of any T5 Collateral Document is proposed, then the T5 Intercreditor Agent shall promptly notify the Borrower and each Senior Secured Debt Holder Representative (each of which shall promptly notify its Senior Secured Debt Holders, as applicable) of the matter in question specifying: (i) the nature of the Modification, Consent or Waiver that is at issue (which shall be conspicuously stated); and (ii) the date by which the approval must be received.
(c)Any Modification of a provision of any T5 Collateral Document made in accordance with the terms of this Agreement and such T5 Collateral Document and that is incorporated by reference into a Senior Secured Debt Instrument or Senior Secured Hedge Agreement shall also be deemed to modify such Senior Secured Debt Instrument or Senior Secured Hedge Agreement, as applicable, mutatis mutandis, without the Consent of the relevant Senior Secured Creditor Representative or Senior Secured Creditors party to such instrument, as applicable, (subject to Section 6.6 and, with respect to the T5 Collateral Agent, to Article 11 and, with respect to the T5 Intercreditor Agent, to Article 12).
6.5Administrative Decisions
(a)The T5 Intercreditor Agent and the T5 Collateral Agent (acting at the direction of the T5 Intercreditor Agent) may (without taking any Intercreditor Vote and without obtaining the Consent of any Designated Voting Party or other Senior Secured Party) Consent to or take (and may, as applicable, authorize the T5 Accounts Bank to Consent to or take) any Administrative Decision under the Common Terms Agreement, this Agreement, or any other T5 Collateral Document.
6.6Effect of Modification on other Senior Secured Parties
(a)No Modification shall be made to any Senior Secured Credit Document by any party that adversely affects the right or duties of, any fees or other amounts payable to, or any other provisions expressly for the benefit of, the T5 Intercreditor Agent, in its capacity as such, without the written consent of the T5 Intercreditor Agent.
(b)No Modification shall be made to any Senior Secured Credit Document by any party that adversely affects the right or duties of, any fees or other amounts payable to, or any other provisions expressly for the benefit of, the T5 Collateral Agent, in its capacity as such, without the written consent of the T5 Collateral Agent.
(c)No Modification shall be made to any Senior Secured Debt Instrument that adversely affects the rights or duties of, any fees or other amounts payable to, or any other provisions expressly for the benefit of, any Senior Secured Debt Holder Representative, in its capacity as such, without the written consent of the Senior Secured Debt Holder Representative.
(d)No Modification shall be made to any T5 Collateral Document in a manner that would (i) impact the rights of any Senior Secured Hedge Counterparty in a manner materially and adversely different from the impact on any other Senior Secured Party, without the written consent of such Senior Secured Hedge Counterparty, (ii) exclude any Senior Secured Hedge Counterparty from being a Senior Secured Creditor, (iii) exclude the obligations owing by the Borrower under a Senior Secured Hedge Agreement to any Senior Secured Hedge Counterparty from being Senior Secured Obligations, or (iv) have the effect of amending this Section 6.6(d).
6.7Provision of Information; Meetings
(a)Each Senior Secured Creditor Representative, on behalf of its applicable Senior Secured Creditors, agrees that it will, from time to time (as it deems reasonably necessary or appropriate in its sole judgment), consult with the other Senior Secured Parties with respect to the Senior Secured Credit Documents, the Senior Security Interests, and the affairs of the Borrower and the Project in general.

(b)Each Senior Secured Debt Holder Representative shall use reasonable efforts promptly to make available to each other Senior Secured Debt Holder Representative (who shall, in turn, give prompt notice thereof to the Senior Secured Debt Holders under its Senior Secured Debt Instrument), the T5 Collateral Agent and the T5 Intercreditor Agent any material information received by it regarding the occurrence of any Default or Event of Default or other event requiring joint action; provided, that this Section 6.7(b) shall not require any Senior Secured Debt Holder Representative to make available to any other Person:
(i)information subject to confidentiality restrictions or governmental or security clearance requirements prohibiting such disclosure;
(ii)analyses, data or reports prepared solely for the internal use of such Senior Secured Debt Holder Representative or for the use of its Senior Secured Debt Holders;
(iii)information that is subject to the attorney-client privilege; or
(iv)information supplied by another Senior Secured Debt Holder Representative.
(c)No Senior Secured Debt Holder Representative shall have any liability for any failure to make available to any other party such information required in accordance with Section 6.7(b) or for any inaccuracy or incompleteness of any such information made available in good faith.
(d)Each Senior Secured Debt Holder Representative agrees that it shall from time to time provide such information to the T5 Intercreditor Agent, the T5 Collateral Agent and the other Senior Secured Debt Holder Representatives as may be necessary to enable the T5 Intercreditor Agent, the T5 Collateral Agent, or such other Senior Secured Debt Holder Representatives to make any calculation required under the Senior Secured Credit Documents.
(e)The Senior Secured Creditor Representatives shall provide copies of any Modifications to the Senior Secured Credit Documents to the T5 Intercreditor Agent and the T5 Collateral Agent.
7.DEFAULTS AND REMEDIES
7.1Notice of Defaults
Promptly after any Senior Secured Creditor Representative obtains written notice or actual knowledge of the occurrence of any Default or Event of Default under any Senior Secured Credit Document to which it is a party or that any Default or Event of Default under any Senior Secured Credit Document to which it is a party has ceased to exist or has been Waived or rescinded, such Senior Secured Creditor Representative shall notify the T5 Intercreditor Agent in writing thereof (such notice, a “Notice of Default”), and the T5 Intercreditor Agent shall provide a copy of such Notice of Default to the Borrower and each Senior Secured Creditor Representative. Each such Notice of Default shall specifically refer to this Section 7.1 and shall describe such Default or Event of Default in reasonable detail (including the date of occurrence (or termination, Waiver or rescinding) of the same). The T5 Intercreditor Agent shall promptly inform each Senior Secured Creditor Representative and the T5 Collateral Agent of any Notice of Default received by it. Each Senior Secured Creditor Representative shall promptly inform its Senior Secured Creditors of any Notice of Default received by it.
7.2Action by Individual Senior Secured Debt Holders
(a)Each Senior Secured Debt Holder shall be permitted, subject to and in accordance with the terms and provisions of its applicable Senior Secured Debt Instrument, and without Consent or other action on the part of any other Senior Secured Debt Holders or the T5 Intercreditor Agent, to take or exercise any Permitted Remedies under its Senior Secured Debt Instrument. Promptly after taking any such action, the Senior Secured Debt Holder Representative for such Senior Secured Debt Holders shall deliver written notice thereof to the T5 Intercreditor Agent, who shall provide such notice to the T5 Collateral Agent and to each Senior Secured Creditor Representative (which shall provide such notice to its Senior Secured Creditors).

(b)Only the T5 Collateral Agent, as directed in accordance with Section 7.3, shall be entitled to take any Enforcement Action or otherwise exercise remedies (other than Permitted Remedies) under the Senior Secured Credit Documents, or otherwise, with respect to an Event of Default, and such exercise of remedies by the T5 Collateral Agent shall be limited to those set forth in the Remedies Initiation Notice or as otherwise directed by an applicable vote or Consent of the Designated Voting Parties.
7.3Election to Pursue Remedies
(a)At any time after the occurrence and during the continuance of an Event of Default, any Designated Voting Party (in the case of a CTA Event of Default) or the relevant Designated Voting Party (in the case of an Event of Default under such Designated Voting Party’s Senior Secured Debt Instrument) may deliver notice (such notice, a “Remedies Initiation Notice”) to the T5 Intercreditor Agent that (i) describes the Event of Default with respect to which such Designated Voting Party is seeking to pursue remedies, (ii) specifies the various remedies (the “Proposed Remedies”) that such Designated Voting Party wishes the T5 Intercreditor Agent to direct the T5 Collateral Agent to exercise, and (iii) specifies the date on which such Designated Voting Party wishes the T5 Collateral Agent to commence such Proposed Remedies. Upon receipt of any Remedies Initiation Notice, the T5 Intercreditor Agent shall promptly provide a copy of such Remedies Initiation Notice to the T5 Collateral Agent, each Designated Voting Party and each Senior Secured Creditor Representative (each of which shall promptly provide copies of any such Remedies Initiation Notice to its Senior Secured Creditors) and specify a date (the “Remedies Commencement Date”) on which the T5 Intercreditor Agent will direct the T5 Collateral Agent to commence the exercise of the Proposed Remedies if the T5 Intercreditor Agent is so directed by Designated Voting Parties constituting the Initiating Percentage. Such Remedies Commencement Date shall be the later of (x) thirty days (or, with respect to Events of Default which have a cure period of sixty days or more, fifteen days) after the date of issuance of the Remedies Initiation Notice and (y) the date specified in the Remedies Initiation Notice; provided, that such Remedies Commencement Date shall be the date specified in the Remedies Initiation Notice if (1) only a single class of Senior Secured Debt is outstanding or (2) the Designated Voting Party who issued the Remedies Initiation Notice represents 100% of the Total Votes. The provisions of this Section 7.3(a) are solely for the benefit of the Senior Secured Parties and neither the Borrower nor any other Person shall have any right nor interest as a beneficiary of this Section 7.3(a).
(b)If the relevant Remedies Initiation Notice was executed by Designated Voting Parties constituting the Initiating Percentage in respect of such Event of Default (determined as at the date of delivery of the Remedies Initiation Notice), the remedies specified in such Remedies Initiation Notice shall be commenced without further action on behalf of the Designated Voting Parties in accordance with Section 7.4, unless all Events of Default that are the subject of such Remedies Initiation Notice have been previously cured or waived (by Modification of the provisions giving rise to such Event of Default in accordance with the terms of Article 6) and such waiver or cure has been promptly notified in writing to each of the T5 Intercreditor Agent and the T5 Collateral Agent.
(c)If the Remedies Initiation Notice was not given by Designated Voting Parties constituting the Initiating Percentage calculated at such time, the T5 Intercreditor Agent shall request instructions from the Designated Voting Parties in accordance with Section 7.3(a) as to whether the T5 Intercreditor Agent should direct the T5 Collateral Agent to exercise (i) the Proposed Remedies, (ii) other remedies, or (iii) no remedies, provided, that no action will be taken other than in accordance with a Remedies Initiation Notice (or other instruction under Section 7.3(a)) executed by the Designated Voting Parties constituting the Initiating Percentage calculated at such time and otherwise in accordance with this Agreement. In the event that more than one Designated Voting Party delivers a Remedies Initiation Notice (or other instruction under Section 7.3(a)) that is executed by Designated Voting Parties constituting the Initiating Percentage calculated at such time, the notice from the group representing the greater number of votes as determined pursuant to Section 5.2 (and, if equal, whichever Designated Voting Parties first submitted its Remedies Initiation Notice or such other instruction under Section 7.3(a)) shall control unless the T5 Collateral Agent has already commenced action called for by another Remedies Initiation Notice having an earlier effective date.
(d)If Designated Voting Parties constituting the applicable Initiating Percentage direct the T5 Intercreditor Agent to direct the T5 Collateral Agent to exercise remedies (which direction may include an instruction to exercise the Proposed Remedies or an instruction to exercise other remedies), the T5 Intercreditor Agent shall instruct the T5 Collateral Agent to exercise any such remedies in accordance with Section 7.4 (with a copy of such instruction to be provided by the T5 Intercreditor Agent to each Senior Secured Creditor Representative), unless all Events of Default that are the subject of such Remedies Initiation Notice have been previously cured or waived (by Modification of the provisions giving rise to such Events of Default in accordance with the terms of Article 6) and such waiver or cure has been promptly notified in writing to each of the T5 Intercreditor Agent and the T5 Collateral Agent. Notwithstanding the foregoing if the Designated Voting Parties constituting the applicable Initiating Percentage direct the T5 Intercreditor Agent to direct the T5 Collateral Agent not to exercise remedies, then no remedies shall be exercised at that time under this Article 7.
(e)The T5 Collateral Agent shall keep the T5 Intercreditor Agent informed of the actions the T5 Collateral Agent has taken with respect to any exercise of remedies hereunder. At the end of each month after remedies have been exercised (until such remedies have been concluded or rescinded), the T5 Intercreditor Agent shall inform each Designated Voting Party and each Senior Secured Hedge Counterparty of the action, if any, taken by the T5 Collateral Agent with respect to the Remedies Initiation Notice or other remedies instruction under this Section 7.3. Each Designated Voting Party shall promptly inform its Senior Secured Debt Holders of the action, if any, taken by the T5 Collateral Agent with respect to the Remedies Initiation Notice.
(f)Notwithstanding the foregoing: (i) upon the occurrence of any Payment Event of Default, any Designated Voting Party or Designated Voting Parties that (A) are parties to the Senior Secured Credit Document under which such Event of Default arises and (B) that collectively represent the Initiating Percentage of the Senior Secured Debt shall be entitled to immediately deliver a Remedies Initiation Notice directing the T5 Intercreditor Agent to instruct the T5 Collateral Agent to exercise immediately the remedies requested in such Remedies Initiation Notice, including enforcing the Senior Security Interest; and (ii) upon the occurrence of any Bankruptcy Event of Default, any Designated Voting Party or Designated Voting Parties representing the Initiating Percentage or more of the Senior Secured Debt shall be entitled to immediately direct the T5 Collateral Agent to immediately take such action as is necessary to obtain relief from the automatic stay provisions under Bankruptcy Code or otherwise protect the position of the Senior Secured Parties in any proceeding under the Bankruptcy Code.
(g)Notwithstanding the foregoing and subject to the Consent Agreements, at such times as the T5 Collateral Agent receives a notice from a counterparty to a Consent Agreement that the Borrower is in default under the relevant Material Project Document, the T5 Collateral Agent shall take any action to cure or remedy such Event of Default if so directed by the T5 Intercreditor Agent acting on instructions given by the Required Senior Secured Parties, in each case, without any Remedies Initiation Notice or other presentment, demand, protest, declaration or notice or any further act by any Person (which presentment, demand, protest, declaration or notice will, for the purposes of all of the Senior Secured Credit Documents be deemed to be given). Upon receipt of such a counterparty notice by the T5 Collateral Agent, the T5 Collateral Agent shall promptly deliver a copy thereof to the T5 Intercreditor Agent and the T5 Intercreditor Agent shall promptly deliver a copy thereof to the Senior Secured Debt Holder Representatives.
(h)Notwithstanding anything to the contrary in this Agreement, upon notice to the T5 Collateral Agent pursuant to the Omnibus Direct Agreement that an Event of Default (as defined in the CFAA) has occurred, the T5 Collateral Agent shall, upon instruction by the T5 Intercreditor Agent, deliver a Step-In Notice pursuant to the Omnibus Direct Agreement, without the need for any other presentment, demand, protest, declaration or notice or any further act by any Person (which presentment, demand, protest, declaration or notice will, for the purposes of all of the Senior Secured Credit Documents be deemed to be given).
(i)Notwithstanding anything to the contrary in this Agreement, upon delivery of a Remedies Initiation Notice (or other written instruction under this Section 7.3) executed by Designated Voting Parties constituting the Initiating Percentage, the T5 Intercreditor Agent shall instruct the T5 Collateral Agent to deliver a Control Notice to the T5 Accounts Bank, without the need for any other presentment, demand, protest, declaration or notice or any further act by any Person (which presentment, demand, protest, declaration or notice will, for the purposes of all of the Senior Secured Credit Documents be deemed to be given); provided, that without such instructions the T5 Collateral Agent may exercise such rights as an Administrative Decision.

(j)Nothing in this Section 7.3 shall be construed to restrict the right of any Senior Secured Party to elect at any time:
(i)to Consent to any Modification of the Senior Secured Credit Documents in accordance with Article 6 that could have the effect of waiving or rescinding an Event of Default;
(ii)in the case of any Designated Voting Party, to withdraw, by notice to the T5 Intercreditor Agent, a Remedies Initiation Notice delivered by it pursuant to Section 7.3(a) prior to the commencement of any Proposed Remedies, and if withdrawn, the T5 Intercreditor Agent shall promptly inform the T5 Collateral Agent and each other Designated Voting Party (each of which shall promptly inform its Senior Secured Debt Holders) and Senior Secured Hedge Counterparty, of any such withdrawal, and from the date of such withdrawal notice, the applicable Remedies Initiation Notice delivered pursuant to Section 7.3(a) shall have no effect; and
(iii)to vote in favor of any proposed exercise of any Proposed Remedies or Enforcement Action, whether or not such Senior Secured Party may have voted against the proposed exercise of such Proposed Remedies or Enforcement Action, or against any other proposed exercise of Proposed Remedies or Enforcement Action, in any previous vote.
(k)The T5 Intercreditor Agent shall promptly inform each Senior Secured Creditor Representative and the T5 Collateral Agent (with a copy to the Borrower) of any revocation or withdrawal of any Notice of Default or any Remedies Initiation Notice.
7.4Exercise of Remedies
(a)If the Designated Voting Parties representing the Initiating Percentage pursuant to Section 7.3 elect to exercise remedies, then, subject to Section 7.4(b), the T5 Intercreditor Agent shall follow the written instruction regarding the exercise of remedies delivered by the applicable Designated Voting Party or Designated Voting Parties pursuant to the Remedies Initiation Notice or pursuant to an Intercreditor Vote (the “Remedies Instruction”). Each Remedies Instruction shall specify the particular action that the Designated Voting Parties propose to cause the T5 Intercreditor Agent to direct the T5 Collateral Agent to take, and the proposed date for such particular action.
(b)Each Remedies Instruction shall, except as otherwise provided in this Agreement, be effective on the date set out in such notice. In the event that more than one Designated Voting Party delivers a Remedies Instruction, the Remedies Instruction from the Designated Voting Party or Designated Voting Parties representing the greatest total number of votes (calculated in accordance with Section 5.2) shall control (and, if equal, whichever Designated Voting Party or Designated Voting Parties first submitted its Remedies Instruction) unless the T5 Intercreditor Agent or T5 Collateral Agent has already commenced action called for by another Remedies Instruction having an earlier effective date.
(c)If directed pursuant to a Remedies Instruction, the T5 Intercreditor Agent shall promptly instruct the T5 Collateral Agent to exercise the remedies provided therein and to enforce its rights pursuant to the Senior Security Documents, to realize upon the Collateral, to take Enforcement Action or, in the case of a proceeding against the Borrower under applicable laws relating to Bankruptcy, to seek to enforce the claims of the Senior Secured Parties thereunder.
7.5Liability
Any Person or group of Persons making any decision or taking any action in accordance with Article 6 or this Article 7 shall have no liability on account of its acts or omissions in such capacity, absent its gross negligence or willful misconduct on its part or the part of its agents (as determined by a final and Non-Appealable judgment of a court of competent jurisdiction).
7.6Senior Secured Hedge Counterparties
The Senior Secured Hedge Counterparties are not entitled to issue any Remedies Initiation Notice or Remedies Instruction or, other than to the extent set forth in Section 5.5, to vote in respect of a Modification or on whether and when the Senior Secured Parties may exercise remedies or give other instructions with respect to any Enforcement Action or other remedies. Except as set out in the prior sentence, the Senior Secured Hedge Counterparties shall have all of the same rights, privileges, and duties of other Senior Secured Parties in respect of the Senior Security Interest, including the sharing of proceeds upon an enforcement in accordance with Section 9.8.
7.7Cessation of an Event of Default
Any Designated Voting Party that has instructed the T5 Intercreditor Agent to direct the T5 Collateral Agent to pursue remedies pursuant to a Remedies Instruction or other direction in connection with any Enforcement Action shall promptly notify the T5 Intercreditor Agent (who shall in turn promptly notify the T5 Collateral Agent and each other Senior Secured Creditor Representative) upon obtaining actual knowledge of the cessation of the Event of Default to which such Remedies Instruction or such other direction in connection with Enforcement Action related. Promptly following the receipt of such a notice, the T5 Collateral Agent shall (if a Control Notice was previously delivered pursuant to such Remedies Instruction or other direction) deliver a Control Notice Withdrawal (as defined in the T5 Accounts Agreement) in accordance with Section 3.15 (Defaults and Remedies) of the T5 Accounts Agreement.
8.AGREEMENT OF SENIOR SECURED HEDGE COUNTERPARTIES
8.1Undertakings of Senior Secured Hedge Counterparties
(a)Each Senior Secured Hedge Counterparty agrees that, until the Discharge Date, or except with the prior approval of the T5 Intercreditor Agent, no Senior Secured Hedge Counterparty shall have the right to:
(i)terminate or close out any Senior Secured Hedge Obligations unless (A) (1) a Hedging Default exists and (2) such terminating Senior Secured Hedge Counterparty has complied with the provisions of Section 8.1(b) or (B) such termination is permitted pursuant to the optional or mandatory termination provisions set forth in its Senior Secured Hedge Agreement; provided, that no automatic early termination shall be permissible other than in accordance with Section 8.3(b); or
(ii)demand or receive payment, prepayment or repayment of, or any distribution in respect of, or on account of, any liability of the Borrower under a Senior Secured Hedge Agreement (other than scheduled payments under that Senior Secured Hedge Agreement, payments made to terminate or close out any Senior Secured Hedge Agreements as provided in clause (i) above pursuant to (without duplication) Sections 3.4(f)(ii) and 3.4(h)(iii) (T5 Debt Payment Account) of the T5 Accounts Agreement, and amounts received from or through the Senior Secured Hedge Agreement or the T5 Collateral Agent pursuant to the Senior Secured Credit Documents) to which such Senior Secured Hedge Counterparty is party.
(b)Upon becoming aware of a Hedging Default, the affected Senior Secured Hedge Counterparty shall as soon as reasonably practicable, send to the T5 Collateral Agent and the T5 Intercreditor Agent a notice stating that a Hedging Default has occurred and describing such Hedging Default and the T5 Intercreditor Agent shall promptly give notice thereof to each Senior Secured Debt Holder Representative. The affected Senior Secured Hedge Counterparty may satisfy its notification obligation set forth herein by contemporaneously sending to the T5 Collateral Agent and the T5 Intercreditor Agent a copy of the notice that such Senior Secured Hedge Counterparty sends to the Borrower under Section 6 of the Senior Secured Hedge Agreement to which it is a party.
8.2Restriction on Commencement of Proceedings
(a)Without limiting Section 8.1, each Senior Secured Hedge Counterparty agrees that, until the Discharge Date, or except with the prior approval of the T5 Intercreditor Agent, no Senior Secured Hedge Counterparty nor any Person on its behalf or appointed by it will sue for or institute legal proceedings to recover all or any part of the Senior Secured Hedge Obligations nor petition or apply for or vote in favor of any resolution for the reorganization, Bankruptcy, winding-up, dissolution, administration of, or a voluntary arrangement in relation to, the Borrower; provided, that nothing in this Section 8.2 shall prohibit (i) any legal proceedings commenced after the T5 Collateral Agent has (A) completed Enforcement Action and (B) received proceeds resulting from the disposition of any Collateral in accordance with the Senior Security Interest of the applicable Senior Security Document, distributions from the Borrower, or any trustee, administrator, liquidator, receiver or other representative of the estate of the Borrower (in Bankruptcy or otherwise) or other payments of any kind in respect of the Senior Secured Hedge Obligations, or (ii) any filing or voting of claims in any pending legal proceeding (in Bankruptcy or otherwise) for the reorganization, Bankruptcy, winding-up, dissolution, administration of, or a voluntary arrangement in relation to, the Borrower, in each case to recover the portion of such proceeds, distributions or payments which any such Senior Secured Hedge Counterparty is entitled to receive under Section 9.8.
(b)Notwithstanding any other provision of this Article 8, each Senior Secured Hedge Counterparty shall have the right to join in the commencement of a proceeding of the type described above if any Senior Secured Party has commenced or joined in the commencement of such a proceeding; provided, that the Senior Secured Hedge Counterparty shall have no right to vote in connection with any such proceeding.
8.3Termination and Exercise of Rights
Without limiting Section 8.1, each Senior Secured Hedge Counterparty:
(a)if so instructed by the T5 Intercreditor Agent and only to the extent a Hedging Default has occurred with respect to the Borrower under any Senior Secured Hedge Agreement to which it is a party, such Senior Secured Hedge Counterparty shall exercise any right of termination under any Senior Secured Hedge Agreement to which it is a party based on such instructions; and
(b)shall ensure that no Senior Secured Hedge Agreement (other than Senior Secured IR DCH Confirmations) to which it is a party contains provisions for automatic termination other than (i) on the stated maturity thereof, or (ii) an automatic early termination related to an insolvency or bankruptcy to the extent needed to accommodate netting.
8.4No Other Remedies
(a)Each Senior Secured Hedge Counterparty agrees that, until the Discharge Date, it will not exercise any remedies under any Senior Secured Hedge Agreement except as permitted in Section 8.1, Section 8.2, and Section 8.3.
(b)If any Senior Secured Hedge Counterparty, in violation of the provisions of this Agreement, commences, prosecutes or participates in any suit, action, case or proceeding against the Borrower, then the Borrower, any Senior Secured Debt Holder Representative, the T5 Collateral Agent (as directed by the T5 Intercreditor Agent) or the T5 Intercreditor Agent may intervene and interpose as a defense or plea the provisions of this Agreement.
9.APPLICATION OF COLLATERAL PROCEEDS
9.1Generally
(a)The Borrower, each Senior Secured Creditor Representative (on behalf of the respective Senior Secured Creditors it represents), and each other Senior Secured Party party hereto hereby agree that all Collateral Proceeds shall be applied in strict accordance with this Agreement.
(b)All Collateral Proceeds required to be deposited in the T5 Accounts prior to the initiation of an Enforcement Action in accordance herewith shall be applied in accordance with this Article 9 and the T5 Accounts Agreement.
(c)All Collateral Proceeds received after the initiation of an Enforcement Action in accordance herewith shall be applied in accordance with Section 9.8.
(d)If the Borrower or any Senior Secured Party shall receive any Collateral Proceeds other than in accordance with this Section 9.1, then the Borrower or such Senior Secured Party shall (whether or not a Bankruptcy has occurred) segregate such Collateral Proceeds and promptly deliver the same to the T5 Collateral Agent in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, in each case for application in accordance with this Section 9.1. The T5 Collateral Agent is hereby authorized to make any such endorsements as agent for any such Senior Secured Parties. This authorization is coupled with an interest and is irrevocable until the Discharge Date.
(e)Should any Senior Secured Party (a “Breaching Party”), contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, the other Senior Secured Parties (as applicable, the “Non-Breaching Parties”) may obtain relief against such action by such Breaching Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each Senior Secured Party that (i) the Non-Breaching Parties’ damages from the actions of a Breaching Party may at that time be difficult to ascertain and may be irreparable and (ii) each Senior Secured Party waives (to the fullest extent permitted by applicable Government Rules) any defense that the Non-Breaching Parties cannot demonstrate damage or be made whole by the awarding of damages.
9.2Loss Proceeds
(a)Prior to the initiation of an Enforcement Action, Loss Proceeds deposited in the T5 Insurance Proceeds Account in accordance with the T5 Accounts Agreement shall be applied in accordance with this Section 9.2 and Section 9.7.
(b)The Borrower may utilize Loss Proceeds to (i) fund Restoration Work set forth in any Restoration Plan (as defined in the Definitions Agreement) prepared in compliance with the CFAA and each Senior Secured Credit Document and (ii) reimburse (by transfer to the Distribution Account) Voluntary Equity Contributions made to the T5 Insurance Proceeds Account to the extent such Voluntary Equity Contributions were used to fund such Restoration Work.
(c)Upon the completion of all Restoration Work, the Borrower shall promptly notify the same to the T5 Collateral Agent. Any excess Loss Proceeds in respect of an Event of Loss on deposit in or credited to the T5 Proceeds Account as of the delivery of such notice (or at such other time as is required pursuant to any Senior Secured Debt Instrument) shall be applied in accordance with the T5 Accounts Agreement and with Section 9.7.
9.3Asset Sale Proceeds
(a)Prior to the initiation of an Enforcement Action, Asset Sale Proceeds deposited in the T5 Proceeds Account in accordance with the T5 Accounts Agreement shall be applied in accordance with this Section 9.3.
(b)The Borrower may utilize Asset Sale Proceeds to purchase replacement Property within 270 days of the Borrower’s receipt thereof (or 360 days if a commitment to purchase replacement assets is entered into within 270 days following the receipt of such proceeds) or such shorter period as the Borrower may elect by notice to the T5 Collateral Agent and the T5 Accounts Bank.
(c)If Asset Sale Proceeds received from any Asset Sale are not used to purchase replacement Property in accordance with Section 9.3(b), then such Asset Sale Proceeds shall be applied in accordance with the T5 Accounts Agreement and with Section 9.7.
9.4Performance Liquidated Damages and Termination Payments
(a)Prior to the initiation of an Enforcement Action, Performance Liquidated Damages and Termination Payments deposited in the T5 Proceeds Account in accordance with the T5 Accounts Agreement shall be applied in accordance with this Section 9.4.
(b)The Borrower may utilize, within 180 days of receipt thereof, Performance Liquidated Damages and Termination Payments to (i) in the case of Performance Liquidated Damages, (A) make any indemnity payments owed to any Material Project Party pursuant to any Designated Offtake Agreement as a result of the applicable performance shortfall or (B) complete or repair the Project facilities in respect of which Performance Liquidated Damages were paid, (ii) in the case of Termination Payments, rectify any damages or losses suffered under the relevant Material Project Document resulting from a breach thereof by the applicable Material Project Party, or (iii) reimburse (by transfer to the Distribution Account) Voluntary Equity Contributions made to the T5 Proceeds Account (or any sub-account thereof) to the extent such Voluntary Equity Contributions were used to fund any costs payable by the Borrower in respect of the foregoing clause (i) or (ii).
(c)If Performance Liquidated Damages or Termination Payments are not used in accordance with Section 9.4(b) (including where no such damages or losses were suffered), then any such Performance Liquidated Damages or Termination Payments, as applicable, shall be applied in accordance with the T5 Accounts Agreement and with Section 9.7.
9.5Distribution of Common Facilities Proceeds
Prior to the initiation of an Enforcement Action, any Common Facilities Proceeds shall be transferred to the T5 Proceeds Account in accordance with the T5 Accounts Agreement for further application in accordance therewith.
9.6Distribution Sweep Proceeds
Prior to the initiation of an Enforcement Action, any amounts on deposit in the T5 Distribution Reserve Account on any Quarterly Payment Date (after effecting all transfers therefrom in accordance with the T5 Accounts Agreement on such Quarterly Payment Date) that are required to be applied towards mandatory prepayment of Senior Secured Debt in accordance with the Senior Secured Credit Documents (the “Distribution Sweep Proceeds”) shall be applied in accordance therewith and with Section 9.7.
9.7Application of Collateral Proceeds to the Senior Secured Obligations Prior to an Enforcement Action
(a)The Borrower shall ensure that Collateral Proceeds that are required pursuant to one or more Senior Secured Debt Instruments to be applied to the Senior Secured Obligations prior to the initiation of an Enforcement Action in accordance herewith shall, subject to the right of the Borrower to reserve any prepayment of the Senior Secured Obligations in the T5 Debt Prepayment Account (as defined in the T5 Accounts Agreement) in accordance with the terms of the T5 Accounts Agreement, be applied as follows:
(i)first, on a pro rata basis to the relevant Senior Secured Debt Holder Representatives for payment of (A) accrued but unpaid interest and fees on the Senior Secured Debt to be prepaid with such Collateral Proceeds (and excluding any make whole amount or other premium required to be paid under the terms of the applicable Senior Secured Debt Instrument) and (B) any additional amounts required to be paid due to Breakage Costs in connection with such prepayment under each Senior Secured Debt Instrument;
(ii)second, on a pro rata basis, (A) to the relevant Senior Secured Debt Holder Representatives, for the prepayment of principal (including any make whole amount or other premium required to be paid under the terms of the applicable Senior Secured Debt Instrument) constituting Senior Secured Debt and the cash collateralization of all letters of credit provided by any Senior Secured Party in accordance with the relevant Senior Secured Credit Documents, in an amount equal to the Mandatory Prepayment Portion of such Collateral Proceeds and (B) (1) to pay to the Senior Secured IR Hedge Counterparties to the Senior Secured IR Hedge Agreements the T5 IR Hedge Termination Amounts payable in respect of such Senior Secured IR Hedge Agreements terminated in accordance with Section 9.7(c) in connection with any prepayment or (2) to reserve an amount equal to 110% of the T5 IR Hedge Termination Amounts reasonably projected as of such date of prepayment to be payable by the Borrower in connection with any such prepayment with respect to Senior Secured IR Hedge Agreements, terminated in accordance with Section 9.7(c); provided, that any amounts not actually applied to the repayment of the Senior Secured IR Hedge Agreements in accordance with this clause (2) shall be applied to prepayment of the Senior Secured Debt in accordance with the Senior Secured Credit Documents; and

(iii)third, the remainder of such Collateral Proceeds after paying all amounts in paragraphs (i) and (ii) above, if any, either (A) prior to the Project Completion Date, shall be deposited into the T5 Construction Account or (B) on and after the Project Completion Date, shall be deposited into the T5 Revenue Account;
(iv)in each case, on or prior to the date required by the relevant Senior Secured Debt Instrument or, if no such date is specified, then promptly after receipt of such Collateral Proceeds by the Borrower.
(b)If this Section 9.7 applies, then the Borrower shall deliver to the T5 Accounts Bank and the T5 Collateral Agent a Withdrawal Certificate directing the application of the relevant Collateral Proceeds in accordance with this Section 9.7 and each relevant Senior Secured Credit Document.
(c)If Collateral Proceeds are applied to mandatory prepayment of the Senior Secured Debt in accordance with the provisions of Section 9.7(a) and such mandatory prepayment would result in the aggregate notional amounts (after giving effect to any Offsetting Transactions) under the Senior Secured IR Hedge Transactions exceeding the amounts permitted pursuant to Section 4.9 (Interest Rate Hedging) of the Common Terms Agreement or the hedging requirements of any Senior Secured Debt Instrument, the Borrower (i) shall, within the time periods permitted pursuant to each Senior Secured Debt Instrument, terminate or, to the extent permitted by the applicable Senior Secured IR Hedge Agreements, transfer or novate, a portion of the Senior Secured IR Hedge Transactions such that the aggregate notional amount (after giving effect to any Offsetting Transactions) of the Senior Secured IR Hedge Transactions does not exceed the maximum hedging requirements of the Borrower pursuant to Section 4.9 (Interest Rate Hedging) of the Common Terms Agreement and the hedging requirements under each Senior Secured Debt Instrument and (ii) may, within the time periods permitted pursuant to each Senior Secured Debt Instrument, terminate or, to the extent permitted by the applicable Senior Secured IR Hedge Agreements, transfer or novate, a portion of the Senior Secured IR Hedge Transactions such that the aggregate notional amount (after giving effect to any Offsetting Transactions) of the Senior Secured IR Hedge Transactions across all Senior Secured IR Hedge Counterparties is not less than the minimum hedging requirements of the Borrower pursuant to Section 4.9 (Interest Rate Hedging) of the Common Terms Agreement and the hedging requirements under each Senior Secured Debt Instrument.
9.8Application of Collateral Proceeds to the Senior Secured Obligations Following an Enforcement Action
Regardless of whether any Bankruptcy has been commenced by or against the Borrower (but subject to the requirements of applicable Government Rule), following an Enforcement Action, any money collected or to be applied by the T5 Collateral Agent pursuant to this Agreement and the other T5 Collateral Documents as Collateral Proceeds (other than monies for its own account) shall be applied as follows:
(a)first, to the payment of any fees, costs, charges, expenses or disbursements of any kind incurred or expended by the T5 Collateral Agent, the T5 Intercreditor Agent, and the T5 Accounts Bank relating to or arising out of any Enforcement Action or the enforcement of any of the terms of this Agreement or the other Senior Secured Credit Documents;
(b)second, pro rata to the payment of any fees, costs, charges, expenses or disbursements of any kind incurred or expended by the Senior Secured Debt Holder Representatives relating to or arising out of any Enforcement Action or the enforcement of any of the terms of this Agreement or the other T5 Collateral Documents;
(c)third, pro rata to the payment of any fees, costs, charges, expenses, or disbursements of any kind incurred or expended by any Senior Secured Party in connection with the Senior Secured Obligations, except as otherwise referred to in clause (a) or (b) above or clause (d) or (e) below;
(d)fourth, pro rata to the payment of accrued and unpaid interest (including default interest) on the Senior Secured Obligations and accrued and unpaid ordinary course settlements under the Senior Secured Hedge Agreements;

(e)fifth, pro rata to the payment of the principal of the Senior Secured Obligations, the payment of any T5 Hedge Termination Amounts payable under the Senior Secured Hedge Agreements, and the cash collateralization of all letters of credit provided by any Senior Secured Party in accordance with the relevant Senior Secured Credit Document; and
(f)finally, after payment in full of the amounts described in this Section 9.8 and all other Senior Secured Obligations, to the Borrower or the Pledgor (as applicable) or their respective successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
9.9Lien Failure
If, for any reason, a Senior Secured Party does not have a valid and perfected Lien (either directly or through the T5 Collateral Agent) on any portion of the Collateral, any Collateral Proceeds on such portion of the Collateral received by the other Senior Secured Parties shall be paid over to such Senior Secured Party to the extent necessary to reflect the distribution provisions above as if all Senior Secured Parties held such a valid and perfected Lien.
9.10Rescission; Return of Collateral
If any Enforcement Action is rescinded or the T5 Collateral Agent otherwise becomes liable for the return of Collateral Proceeds realized in connection with such an Enforcement Action to any Person, each relevant Senior Secured Party shall return to the T5 Collateral Agent the amount previously distributed to such Senior Secured Party in accordance with this Agreement as a result of such Enforcement Action. Upon receipt of such amounts by the T5 Collateral Agent, the relevant Senior Secured Obligations automatically shall be reinstated for all purposes hereunder.
9.11Payments Received by Any Other Senior Secured Party
Except with respect to amounts that are excluded from sharing and notice obligations in Section 9.12 or otherwise provided under this Agreement, if any Senior Secured Party (other than the T5 Collateral Agent and the T5 Accounts Bank) shall obtain any amount in respect of any Senior Secured Obligations, such Senior Secured Party shall forthwith notify the T5 Collateral Agent thereof and promptly, and in any event within ten Business Days of its so obtaining the same, shall pay such amount (less any reasonable costs and expenses incurred by such Senior Secured Party in obtaining such amount) to the T5 Collateral Agent for distribution in accordance with Section 9.7 or Section 9.8, as applicable. Any reasonable costs and expenses incurred by any Senior Secured Party in connection with any such return shall be paid or reimbursed by the Borrower.
9.12Amounts Not Subject to Sharing
(a)Notwithstanding any other provision of this Agreement or any other Senior Secured Credit Document, no Senior Secured Party shall have any obligation to share or provide any notice pursuant to Section 9.11 with respect to:
(i)any payment made to a Senior Secured Party pursuant to any provision of any Senior Secured Credit Document that is in the nature of an indemnity against or reimbursement for:
(A)Breakage Costs;
(B)costs with respect to taxes incurred or payable by such Senior Secured Party on principal, interest and other payments payable to it under the Senior Secured Credit Documents; or
(C)costs, liabilities, claims, and other expenses incurred by such Senior Secured Party that are the subject of any indemnity or reimbursement provision contained in the Senior Secured Credit Documents;

(ii)any payment made to any Senior Secured Hedge Counterparty pursuant to any Senior Secured Hedge Agreement;
(iii)any payment of fees or premiums expressly required by the terms of any Senior Secured Credit Document and not required by the terms of any other Senior Secured Credit Document to be shared;
(iv)any consideration for the agreement of such Senior Secured Party or as part of any transaction or series of related transactions in which such Senior Secured Party shall have agreed to waive or amend any provision of any Senior Secured Credit Document; or
(v)amounts otherwise obtained in accordance with the T5 Accounts Agreement or this Agreement.
(b)Notwithstanding Section 9.12(a), sharing of payments made with respect to a particular Senior Secured Debt Instrument or Senior Secured Hedge Agreement shall be subject to the sharing provisions of the applicable Senior Secured Debt Instrument or Senior Secured Hedge Agreement as such provisions affect the sharing of payments among the Senior Secured Debt Holders or Senior Secured Hedge Counterparties that are parties to such Senior Secured Debt Instrument or Senior Secured Hedge Agreement, as applicable.
9.13Presumption Regarding Payments
For purposes of this Agreement, any payment received by a Senior Secured Party pursuant to this Article 9 may be presumed by such Senior Secured Party to have been properly received by such Senior Secured Party in accordance with this Article 9 unless such Senior Secured Party receives notice from any other Senior Secured Party or the Borrower that such payment was not made in accordance with this Agreement.
9.14Notice of Amounts Owed
Upon the written request of the T5 Collateral Agent, in connection with the taking of any action under this Agreement by the T5 Collateral Agent, each Senior Secured Creditor Representative shall promptly (and, in any event, within five Business Days) give the T5 Collateral Agent written notice of:
(a)the aggregate amount of the Senior Secured Obligations then outstanding owed by the Borrower to the Senior Secured Debt Holders or Senior Secured Hedge Counterparties represented by such Senior Secured Creditor Representative;
(b)the principal, interest, expenses and other components of such Senior Secured Obligations; and
(c)any other information that the T5 Collateral Agent may reasonably request.
9.15No Separate Security
Each Senior Secured Party (for itself, each Person on whose behalf it executes this Agreement and any Person claiming through it) represents and warrants to each other Senior Secured Party that it has not received, and covenants to each other Senior Secured Party that it will not receive, any security interest in respect of the Senior Secured Obligations other than any security interest granted pursuant to any Senior Secured Credit Document.
10.APPLICATION OF REPLACEMENT DEBT TO THE SENIOR SECURED OBLIGATIONS
(a)The net proceeds of Replacement Debt actually received by the Borrower shall be promptly applied in accordance with this Article 10.
(b)On and prior to the date on which the SSD Discharge Date with respect to the Senior Secured Debt under the CD Credit Agreement shall have occurred, the Mandatory Prepayment Portion of the net proceeds of Replacement Debt shall be applied in accordance with the CD Credit Agreement to the mandatory prepayment of the Senior Secured Debt thereunder in accordance therewith.

(c)After the date on which the SSD Discharge Date with respect to the Senior Secured Debt under the CD Credit Agreement shall have occurred, the Mandatory Prepayment Portion of the net proceeds of Replacement Debt shall be applied in accordance with each relevant Senior Secured Debt Instrument that requires such net proceeds of Replacement Debt to be applied to the mandatory prepayment of the Senior Secured Debt thereunder in accordance therewith (with such Mandatory Prepayment Portion applied on a pro rata basis among all Senior Secured Debt required to be mandatorily prepaid therewith).
(d)To the extent that no Senior Secured Debt Instrument requires that all or any portion of any net proceeds of Replacement Debt be applied to the mandatory prepayment of the Senior Secured Debt thereunder in accordance therewith, then the Borrower may allocate such net proceeds of Replacement Debt to the voluntary prepayment of any Senior Secured Debt that it is permitted to voluntarily prepay or otherwise apply the proceeds of Replacement Debt in accordance with the T5 Accounts Agreement. For the avoidance of doubt, concurrently with the incurrence of any Replacement Debt, the Borrower shall cancel unfunded commitments of any applicable Senior Secured Debt to the extent required by Section 2.4 (Replacement Debt) of the Common Terms Agreement and any other applicable Senior Secured Debt Documents.
(e)The net proceeds of Replacement Debt applied to prepayment of any Senior Secured Debt in accordance with this Article 10 shall be applied as follows:
(i)first, on a pro rata basis to the relevant Senior Secured Debt Holder Representatives for payment of (A) accrued but unpaid interest and fees on the Senior Secured Debt to be prepaid (excluding any make whole amount or other premium required to be paid under the terms of the applicable Senior Secured Debt Instrument) and (B) any additional amounts required to be paid due to Breakage Costs in connection with such prepayment under each Senior Secured Debt Instrument;
(ii)second, on a pro rata basis, (A) to the relevant Senior Secured Debt Holder Representatives, for the prepayment of principal (including any make whole amount or other premium required to be paid under the terms of the applicable Senior Secured Debt Instrument) constituting Senior Secured Debt and cash collateralization of all letters of credit provided by any Senior Secured Party in accordance with the relevant Senior Secured Credit Documents, in an amount equal to the Mandatory Prepayment Portion of the net proceeds of such Replacement Debt and (B) (1) to pay to the Senior Secured IR Hedge Counterparties to the Senior Secured IR Hedge Agreements the T5 IR Hedge Termination Amounts payable in respect of such Senior Secured IR Hedge Agreements terminated in accordance with Section 10(g) in connection with any such prepayment or (2) to reserve an amount equal to 105% of the T5 IR Hedge Termination Amounts reasonably projected as of such date of prepayment to be payable by the Borrower in connection with any such prepayment with respect to Senior Secured IR Hedge Agreements terminated in accordance with Section 10(g); provided, that any amounts not actually applied to the repayment of the Senior Secured IR Hedge Agreements in accordance with this clause (2) shall be applied to prepayment of the Senior Secured Debt in accordance with the Senior Secured Credit Documents.
(f)If this Article 10 applies, then the Borrower shall deliver to the T5 Accounts Bank a Withdrawal Certificate directing the application of the net proceeds of Replacement Debt received by the Borrower in accordance with this Article 10 and each relevant Senior Secured Credit Document.
(g)A portion of the net proceeds of Replacement Debt (i) shall, within the time periods permitted pursuant to each Senior Secured Debt Instrument, be used to terminate or, to the extent permitted by the applicable Senior Secured IR Hedge Agreements, transfer or novate, a portion of the Senior Secured IR Hedge Agreements such that, after giving pro forma effect to any prepayment of Senior Secured Debt with such Replacement Debt, the aggregate notional amount (after giving effect to any Offsetting Transactions) of the Senior Secured IR Hedge Transactions does not exceed the maximum hedging requirements of the Borrower pursuant to Section 4.9 (Interest Rate Hedging) of the Common Terms Agreement and the hedging requirements under each Senior Secured Debt Instrument and (ii) may, within the time periods permitted pursuant to each Senior Secured Debt Instrument, be used to terminate or, to the extent permitted by the applicable Senior Secured IR Hedge Agreements, transfer or novate, a portion of the Senior Secured IR Hedge Transactions such that, after giving pro forma effect to any prepayment of Senior Secured Debt with such Replacement Debt, the aggregate notional amount (after giving effect to any Offsetting

Transactions) of the Senior Secured IR Hedge Transactions across all Senior Secured IR Hedge Counterparties is not less than the minimum hedging requirements of the Borrower pursuant to Section 4.9 (Interest Rate Hedging) of the Common Terms Agreement and the hedging requirements under each Senior Secured Debt Instrument.
11.THE T5 COLLATERAL AGENT
11.1Appointment, Acceptance and Authority
(a)The Senior Secured Parties that are party hereto hereby appoint Mizuho Bank (USA) to act on their behalf (and, in the case of each Senior Secured Debt Holder Representative, to also act on behalf of each of the respective Senior Secured Debt Holders it represents) as the initial T5 Collateral Agent to take such actions on their behalf and to exercise such powers as are delegated to the T5 Collateral Agent by the terms of this Agreement and the other Senior Secured Credit Documents, together with such actions and powers as are reasonably incidental thereto. Mizuho Bank (USA) hereby accepts such appointment to act as the T5 Collateral Agent for the Senior Secured Parties in accordance with the terms of this Agreement. Each of the Senior Secured Parties that are party hereto authorizes the T5 Collateral Agent to act on behalf of such Senior Secured Party (and, in the case of each Senior Secured Debt Holder Representative, to also act on behalf of each of the respective Senior Secured Debt Holders it represents) under each Senior Secured Credit Document to which it is a party and in the absence of other written instructions from the T5 Intercreditor Agent received from time to time by the T5 Collateral Agent (with respect to which the T5 Collateral Agent agrees that it will comply, except as otherwise provided in this Section 11.1 or as otherwise advised by counsel of its own choosing, and subject in all cases to the terms of this Agreement), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the T5 Collateral Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.
(b)The provisions of this Article 11 (other than the consultation and consent right of the Borrower under Section 11.7(b) and the limitation on fees payable to a successor T5 Collateral Agent described in Section 11.7(d)) are solely for the benefit of the T5 Collateral Agent and the Senior Secured Parties, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” (or any other similar term) herein or in any other Senior Secured Credit Documents with reference to the T5 Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of applicable Government Rules. Instead, such term is used as a matter of market custom and is intended to create and reflect only an administrative relationship between contracting parties.
11.2Rights as a Senior Secured Creditor
To the extent the T5 Collateral Agent is a Senior Secured Creditor, such T5 Collateral Agent shall continue to have the same rights and powers in its capacity as a Senior Secured Creditor and may exercise the same as though it were not the T5 Collateral Agent. The term “Senior Secured Creditor” shall, unless otherwise expressly indicated or unless the context otherwise requires, include any T5 Collateral Agent acting in its capacity as a Senior Secured Creditor. Such T5 Collateral Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or Affiliates of the Borrower as if such Person were not the T5 Collateral Agent and without any duty to account therefor to any other Senior Secured Creditors.
11.3Exculpatory Provisions
(a)The T5 Collateral Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other T5 Collateral Documents and no duties, responsibilities, covenants, or obligations shall be inferred or implied against the T5 Collateral Agent. Without limiting the generality of the foregoing, the T5 Collateral Agent shall not:
(i)be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

(ii)have any duty to take any discretionary action or exercise any discretionary powers (including any Administrative Decisions or the filing of any UCC continuations) unless directed in writing by the T5 Intercreditor Agent; provided, that the T5 Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the T5 Collateral Agent to liability or that is contrary to any Senior Secured Credit Document or applicable Government Rules, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Laws; provided, further, that the T5 Collateral Agent may (but shall be under no obligation to) take such action in its discretion as it deems necessary or appropriate from time to time to protect or preserve the Liens on the Collateral for the benefit of the Senior Secured Parties;
(iii)except as expressly set forth in this Agreement and in the other Senior Secured Credit Documents to which it is a party, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the T5 Collateral Agent or any of its Affiliates in any capacity;
(iv)incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the T5 Collateral Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, other unavailability of the Federal Reserve Bank wire or facsimile or other wire or electronic communication facility); and
(v)be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
(b)The T5 Collateral Agent shall not be liable for any action taken or not taken by it (i) with the prior written consent or at the request of the T5 Intercreditor Agent or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and Non-Appealable judgment.
(c)The T5 Collateral Agent shall not be liable for any failure on its part to take any action in the absence of (i) an express instruction from the T5 Intercreditor Agent or (ii) the provision of satisfactory indemnification under Section 11.11.
(d)The T5 Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default (or any cure, waiver, cessation or rescission thereof) unless and until notice describing such Default or Event of Default (or such cure, waiver, cessation or rescission thereof), the occurrence of the Project Completion Date or any other event under the Senior Secured Credit Documents, is given to the T5 Collateral Agent in writing by the T5 Intercreditor Agent or any Senior Secured Creditor Representative.
(e)The T5 Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, or representation made in or in connection with this Agreement or any other Senior Secured Credit Document, (ii) the contents of any certificate, report, or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Senior Secured Credit Document or any other agreement, instrument or document, or (v) the perfection or priority of any Lien or the Senior Security Interest.
(f)For the avoidance of doubt, the obligations of the T5 Intercreditor Agent, the T5 Collateral Agent and the T5 Accounts Bank under the Senior Secured Credit Documents are several and not joint.

11.4T5 Collateral Agent Not Responsible
(a)Notwithstanding anything to the contrary expressed or implied in Agreement, the T5 Collateral Agent shall not:
(i)be bound to inquire as to (A) whether or not any representation or warranty made by any other Person in connection with any T5 Collateral Document is true, (B) the occurrence or otherwise of any Default or Event of Default (or any cure, waiver, cessation or rescission thereof), (C) the performance by any other Person of its obligations under any of the T5 Collateral Documents or any other Senior Secured Credit Document, or (D) any breach of or default by any other Person of its obligations under any of the T5 Collateral Documents or any other Senior Secured Credit Document;
(ii)be bound to account to any Person for any sum or the profit element of any sum received by it for its own account; or
(iii)be bound to disclose to any Person any information relating to the Project or otherwise if such disclosure would, or might in its reasonable opinion, constitute a breach of applicable Government Rules.
(b)The T5 Collateral Agent shall not have any responsibility for the accuracy or completeness of any information supplied by any other Person in connection with the Project or for the legality, validity, effectiveness, adequacy, or enforceability of the Senior Secured Credit Documents or any other document referred to herein or provided for herein or therein or for any recitals, statements, representations, or warranties made by the Borrower or any other Person contained in this Agreement or any other Senior Secured Credit Document or in any certificate or other document referred to or provided for, or received by the T5 Collateral Agent, thereunder. The T5 Collateral Agent shall not be liable as a result of any failure by the Borrower or its Affiliates or any other Person party hereto or to any other Senior Secured Credit Document to perform their respective obligations under the Senior Secured Credit Documents or any document referred to or provided for herein or therein or as a result of taking or omitting to take any action in relation to the Senior Secured Credit Documents, except to the extent of the T5 Collateral Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and Non-Appealable judgment, as the case may be.
(c)It is understood and agreed by each Senior Secured Party (for itself and any other Person claiming through it) that, except as expressly set forth herein, it has itself been, and will continue to be, solely responsible for making its own independent appraisal of, and investigations into, the financial condition, creditworthiness, condition, affairs, status and nature of each Person and, accordingly, each such Senior Secured Party (for itself and any other Person claiming through it) warrants to the T5 Collateral Agent that it has not relied on and will not hereafter rely on the T5 Collateral Agent:
(i)to check or inquire on its behalf into the adequacy, accuracy, or completeness of any information provided by any Person in connection with any of the Senior Secured Credit Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Person by the T5 Collateral Agent); or
(ii)to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status, or nature of any Person.
11.5Reliance by the T5 Collateral Agent
The T5 Collateral Agent shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon, any order, judgment, demand, notice, request, certificate, consent, statement, instrument, document, or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person, without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The T5 Collateral Agent also may conclusively rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon. The T5 Collateral Agent may consult with legal counsel of its own choosing at the reasonable expense of the Borrower (who may be counsel for the Borrower), independent accountants and other experts selected by it, as to any matter relating to this transaction, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
11.6Delegation of Duties
The T5 Collateral Agent may perform any and all of its duties and exercise its rights and powers under the Senior Secured Credit Documents by or through any one or more sub-agents appointed by the T5 Collateral Agent. The T5 Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 11 shall apply to any such sub-agent and to the Related Parties of the T5 Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the activities as the T5 Collateral Agent. The T5 Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agent that it selects with reasonable care.
11.7Resignation and Removal of the T5 Collateral Agent
(a)The T5 Collateral Agent may at any time for any reason give sixty days’ prior notice of its resignation to the T5 Intercreditor Agent, the T5 Accounts Bank, the Senior Secured Creditors and the Borrower. The T5 Collateral Agent may be removed at any time by the Required Senior Secured Parties. Any such resignation or removal shall take effect upon the appointment of a successor T5 Collateral Agent, in accordance with this Section 11.7.
(b)Upon receipt of any such notice of resignation or upon the removal of the T5 Collateral Agent by the Required Senior Secured Parties, the Required Senior Secured Parties shall have the right, in consultation with the Borrower (and, so long as no Default or Event of Default has occurred and is continuing, with the Borrower’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed)), to appoint a successor T5 Collateral Agent hereunder and under each other Senior Secured Credit Document to which the T5 Collateral Agent is a party, which shall be a commercial bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York, in each case that has a combined capital and surplus of at least $1,000,000,000.
(c)If no such successor shall have been so appointed by the Required Senior Secured Parties within sixty days after notice of the retiring T5 Collateral Agent’s resignation or removal, the T5 Collateral Agent or any Senior Secured Party may petition any court of competent jurisdiction for the appointment of a successor T5 Collateral Agent. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor T5 Collateral Agent, who shall serve as T5 Collateral Agent hereunder and under each other Senior Secured Credit Document to which it is a party until such time, if any, as the Required Senior Secured Parties appoint a successor T5 Collateral Agent, as provided above.
(d)Upon the acceptance of a successor’s appointment as T5 Collateral Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed T5 Collateral Agent and the retiring or removed T5 Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Senior Secured Credit Documents, (ii) the retiring or removed T5 Collateral Agent shall promptly transfer all Collateral within its possession or control to the possession or control of the successor T5 Collateral Agent and shall execute and deliver such notices, instructions, and assignments as may be necessary or desirable to effect such transfer (all at the Borrower’s cost and expense), and (iii) the replaced T5 Collateral Agent shall make available (at the Borrower’s cost and expense) to the successor T5 Collateral Agent such records, documents and information in the replaced T5 Collateral Agent’s possession and provide such assistance as the successor T5 Collateral Agent may reasonably request in connection with its appointment as the successor T5 Collateral Agent. The fees payable by the Borrower to a successor T5 Collateral Agent shall be the same as those payable to its predecessor unless (i) otherwise agreed between the Borrower and such successor or (ii) an Event of Default has occurred and is continuing, in which case no such agreement of the Borrower shall be required. After the retiring or removed T5 Collateral Agent’s resignation or removal hereunder and under the Senior Secured Credit Documents, the provisions of this Article 11 shall continue in effect for the benefit of such retiring or removed T5 Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed T5 Collateral Agent was acting in its capacity as the T5 Collateral Agent.
(e)Any entity into which the T5 Collateral Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the T5 Collateral Agent in its individual capacity shall be a party, or any corporation to which substantially all of the corporate trust business of the T5 Collateral Agent in its individual capacity may be transferred, shall be the T5 Collateral Agent under this Agreement without further action.
11.8Non-Reliance on T5 Collateral Agent
Each Senior Secured Party that is a party hereto (and, in the case of each Senior Secured Debt Holder Representative, for itself and on behalf of each of the respective Senior Secured Debt Holders it represents) acknowledges that it has, independently and without reliance upon the T5 Collateral Agent or any other Senior Secured Party or any of their Related Parties, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Senior Secured Credit Documents. Each Senior Secured Party that is a party hereto (and, in the case of each Senior Secured Debt Holder Representative, for itself and on behalf of each of the respective Senior Secured Debt Holders it represents) also acknowledges that it will, independently and without reliance upon the T5 Collateral Agent or any other Senior Secured Party or any of their Related Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon the Senior Secured Credit Documents or any related agreement or any document furnished thereunder.
11.9Collateral Matters
The T5 Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of any Lien thereon, or any certificate prepared by the Borrower or the Pledgor or any other Person in connection therewith, nor shall it be responsible or liable to the Senior Secured Parties for any failure to monitor or maintain any portion of the Collateral or any Lien thereon.
11.10Proofs of Claim
In case of the pendency of any proceeding under any Debtor Relief Law, the T5 Collateral Agent (irrespective of whether the principal of any Senior Secured Debt shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the T5 Collateral Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Senior Secured Debt and all other Senior Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Senior Secured Parties and the T5 Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Senior Secured Parties and the T5 Collateral Agent (and its sub-agents and counsel) and all other amounts due the Senior Secured Parties and the T5 Collateral Agent under this Agreement) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by each Senior Secured Party and the T5 Collateral Agent to make such payments to the T5 Collateral Agent and, in the event that the T5 Collateral Agent shall consent to the making of such payments directly to the Senior Secured Parties, to the Senior Secured Parties to pay any amount due for the reasonable compensation, expenses, disbursements and advances of T5 Collateral Agent and its sub-agents and counsel, and any other amounts due the T5 Collateral Agent under Article 9.
11.11Request for Indemnification by the Senior Secured Creditors
The T5 Collateral Agent shall be fully justified in taking, refusing to take or continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Senior Secured Creditors against any and all liability and expense which may be incurred by it by reason of taking, refusing to take or continuing to take any such action.
11.12No Amendment to Duties of T5 Collateral Agent Without Consent
The T5 Collateral Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Senior Secured Credit Document that affects its rights or duties hereunder or thereunder unless such T5 Collateral Agent shall have given its prior written consent, in its capacity as T5 Collateral Agent thereto.
11.13Deductions and Withholding of the T5 Collateral Agent
Notwithstanding any other provision of this Agreement, the T5 Collateral Agent shall be entitled to make a deduction or withholding from any payment which it makes under this Agreement for or on account of any present or future taxes, duties, assessments or government charges if and to the extent so required by applicable Government Rules, in which event the T5 Collateral Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted.
11.14Copies
The T5 Collateral Agent shall give prompt notice to each Senior Secured Creditor Representative and the T5 Intercreditor Agent and T5 Accounts Bank, as applicable, of receipt of each notice or request required or permitted to be given to the T5 Collateral Agent by the Borrower pursuant to the terms of this Agreement or any other Senior Secured Credit Document (unless concurrently delivered to the relevant Senior Secured Parties by the Borrower). The T5 Collateral Agent will distribute to each Senior Secured Creditor Representative and the T5 Intercreditor Agent and T5 Accounts Bank, as applicable, each document and other communication received by the T5 Collateral Agent from the Borrower for distribution to the relevant Senior Secured Parties by the T5 Collateral Agent in accordance with the terms of this Agreement or any other Senior Secured Credit Document.
12.THE T5 INTERCREDITOR AGENT
12.1Appointment, Acceptance and Authority
(a)The Senior Secured Parties party hereto (other than the T5 Intercreditor Agent) hereby appoint MUFG Bank, Ltd. to act on their behalf (and, in the case of each Senior Secured Debt Holder Representative, to also act on behalf of each of their respective Senior Secured Debt Holders) as the initial T5 Intercreditor Agent and authorize the T5 Intercreditor Agent to take such actions on their behalf and to exercise such powers as are delegated to the T5 Intercreditor Agent by the terms of this Agreement and the other Senior Secured Credit Documents, together with such actions and powers as are reasonably incidental thereto. MUFG Bank, Ltd. hereby accepts such appointment to act as the T5 Intercreditor Agent for the Senior Secured Parties in accordance with the terms of this Agreement. Each of the Senior Secured Parties party hereto authorizes the T5 Intercreditor Agent to act on behalf of such Senior Secured Party (and, in the case of each Senior Secured Debt Holder Representative, to also act on behalf of each of their respective Senior Secured Debt Holders) under each Senior Secured Credit Document to which it is a party and in the absence of other written instructions from the Required Senior Secured Parties received from time to time by the T5 Intercreditor Agent (with respect to which the T5 Intercreditor Agent agrees that it will comply, except as otherwise provided in this Section 12.1 or as otherwise advised by counsel, and subject in all cases to the terms of this Agreement), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the T5 Intercreditor Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.
(b)The provisions of this Article 12 (other than the consultation and consent right of the Borrower under Section 12.7(b) and the limitation on fees payable to a successor T5 Intercreditor Agent described in Section 12.7(d)) are solely for the benefit of the T5 Intercreditor Agent and the Senior Secured Parties, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” (or any other similar term) herein or in any other Senior Secured Credit Documents with reference to the T5 Intercreditor Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of applicable Government Rules. Instead, such term is used as a matter of market custom and is intended to create and reflect only an administrative relationship between contracting parties.
12.2Rights as a Senior Secured Creditor
To the extent the T5 Intercreditor Agent is a Senior Secured Creditor, such T5 Intercreditor Agent shall continue to have the same rights and powers in its capacity as a Senior Secured Creditor and may exercise the same as though it were not the T5 Intercreditor Agent. The term “Senior Secured Creditor” shall, unless otherwise expressly indicated or unless the context otherwise requires, include any T5 Intercreditor Agent acting in its capacity as a Senior Secured Creditor. Such T5 Intercreditor Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or Affiliates of the Borrower as if such Person were not the T5 Intercreditor Agent and without any duty to account therefor to any other Senior Secured Creditors.
12.3Exculpatory Provisions
(a)The T5 Intercreditor Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Senior Secured Credit Documents to which it is a party and no duties, responsibilities, covenants, or obligations shall be inferred or implied against the T5 Intercreditor Agent. Without limiting the generality of the foregoing, the T5 Intercreditor Agent shall not:
(i)be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;
(ii)have any duty to take any discretionary action or exercise any discretionary powers, except as expressly contemplated by this Agreement or by the other Senior Secured Credit Documents to which it is a party and to the extent that the T5 Intercreditor Agent is required to do so at the direction in writing of the Required Senior Secured Parties (or such number or percentage of the Senior Secured Parties as shall be expressly provided for herein or in the other Senior Secured Credit Documents); provided, that the T5 Intercreditor Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the T5 Intercreditor Agent to liability or that is contrary to any Senior Secured Credit Document or applicable Government Rules, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Laws; provided, further, that the T5 Intercreditor Agent may (but shall be under no obligation to) take, or direct the T5 Collateral Agent to take, such action as the T5 Intercreditor Agent deems necessary or appropriate in its discretion from time to time to protect or preserve the Liens on the Collateral for the benefit of the Senior Secured Parties;
(iii)except as expressly set forth in this Agreement and in the other Senior Secured Credit Documents to which it is a party, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the T5 Intercreditor Agent or any of its Affiliates in any capacity;

(iv)incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the T5 Intercreditor Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, other unavailability of the Federal Reserve Bank wire or facsimile or other wire communication facility); and
(v)be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
(b)The T5 Intercreditor Agent shall not be liable for any action taken or not taken by it (i) with the prior written consent or at the request of the Required Senior Secured Parties (or such number or percentage of the Senior Secured Parties as shall be necessary, or the T5 Intercreditor Agent shall believe in good faith shall be necessary, in accordance with the Senior Secured Credit Documents), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and Non-Appealable judgment.
(c)The T5 Intercreditor Agent shall not be liable for any failure on its part to take any action in the absence of (i) an express instruction from the Required Senior Secured Parties or (ii) the provision of satisfactory indemnification under Section 12.9.
(d)The T5 Intercreditor Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the T5 Intercreditor Agent in writing by the Borrower or a Senior Secured Party.
(e)The T5 Intercreditor Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Senior Secured Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default (or any cure, waiver, cessation or rescission thereof), (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Senior Secured Credit Document or any other agreement, instrument or document, or (v) the perfection or priority of any Lien or security interest created, or purported to be created, by a Senior Security Document.
12.4T5 Intercreditor Agent Not Responsible
(a)Notwithstanding anything to the contrary expressed or implied in Agreement, the T5 Intercreditor Agent shall not:
(i)be bound to inquire as to (A) whether or not any representation or warranty made by any other Person in connection with any Senior Secured Credit Document is true, (B) the occurrence or otherwise of any Default or Event of Default (or any cure, waiver, cessation or rescission thereof), (C) the performance by any other Person of its obligations under any of the Senior Secured Credit Documents, or (D) any breach of or default by any other Person of its obligations under any of the Senior Secured Credit Documents;
(ii)be bound to account to any Person for any sum or the profit element of any sum received by it for its own account; or
(iii)be bound to disclose to any Person any information relating to the Project if such disclosure would, or might in its reasonable opinion, constitute a breach of applicable Government Rules.

(b)The T5 Intercreditor Agent shall not have any responsibility for the accuracy or completeness of any information supplied by any other Person in connection with the Project or for the legality, validity, effectiveness, adequacy or enforceability of the Senior Secured Credit Documents or any other document referred to herein or provided for herein or therein or for any recitals, statements, representations or warranties made by the Borrower or any other Person contained in this Agreement or any other Senior Secured Credit Document or in any certificate or other document referred to or provided for, or received by the T5 Intercreditor Agent, thereunder. The T5 Intercreditor Agent shall not be liable as a result of any failure by the Borrower or its Affiliates or any other Person party hereto or to any other Senior Secured Credit Document to perform their respective obligations under the Senior Secured Credit Documents or any document referred to or provided for herein or therein or as a result of taking or omitting to take any action in relation to the Senior Secured Credit Documents, except to the extent of the T5 Intercreditor Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and Non-Appealable judgment, as the case may be.
(c)It is understood and agreed by each Senior Secured Party (for itself and any other Person claiming through it) that, except as expressly set forth herein, it has itself been, and will continue to be, solely responsible for making its own independent appraisal of, and investigations into, the financial condition, creditworthiness, condition, affairs, status and nature of each Person and, accordingly, each such Senior Secured Party warrants to the T5 Intercreditor Agent that it has not relied on and will not hereafter rely on the T5 Intercreditor Agent:
(i)to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by any Person in connection with any of the Senior Secured Credit Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Person by the T5 Intercreditor Agent); or
(ii)to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Person.
12.5Reliance by the T5 Intercreditor Agent
The T5 Intercreditor Agent shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document, or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The T5 Intercreditor Agent also may conclusively rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The T5 Intercreditor Agent may consult with legal counsel at the reasonable expense of the Borrower (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
12.6Delegation of Duties
The T5 Intercreditor Agent may perform any and all of its duties and exercise its rights and powers under the Senior Secured Credit Documents by or through any one or more sub-agents appointed by the T5 Intercreditor Agent. The T5 Intercreditor Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 12 shall apply to any such sub-agent and to the Related Parties of the T5 Intercreditor Agent and any such sub-agent, and shall apply to their respective activities in connection with the activities as the T5 Intercreditor Agent. The T5 Intercreditor Agent shall not be responsible for the negligence or misconduct of any sub-agent that it selects with reasonable care.
12.7Resignation and Removal of the T5 Intercreditor Agent
(a)The T5 Intercreditor Agent may at any time give sixty days’ prior notice of its resignation to the T5 Collateral Agent, the T5 Accounts Bank, the Senior Secured Creditors and the Borrower. The T5 Intercreditor Agent may be removed at any time by the Required Senior Secured Parties. Any such resignation or removal shall take effect upon the appointment of a successor T5 Intercreditor Agent, in accordance with this Section 12.7.
(b)Upon receipt of any such notice of resignation or upon the removal of the T5 Intercreditor Agent by the Required Senior Secured Parties, the Required Senior Secured Parties shall have the right, in consultation with the Borrower (and, so long as no Default or Event of Default has occurred and is continuing, with the Borrower’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed)), to appoint a successor T5 Intercreditor Agent hereunder and under each other Senior Secured Credit Document to which the T5 Intercreditor Agent is a party, which shall be a commercial bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York, in each case that has a combined capital and surplus of at least $1,000,000,000.
(c)If no such successor shall have been so appointed by the Required Senior Secured Parties within sixty days after notice of the retiring T5 Intercreditor Agent’s resignation or removal, the T5 Intercreditor Agent or any Senior Secured Party may petition any court of competent jurisdiction for the appointment of a successor T5 Intercreditor Agent. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor T5 Intercreditor Agent, who shall serve as the T5 Intercreditor Agent hereunder and under each other Senior Secured Credit Document to which it is a party until such time, if any, as the Required Senior Secured Parties appoint a successor T5 Intercreditor Agent, as provided above.
(d)Upon the acceptance of a successor’s appointment as the T5 Intercreditor Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed T5 Intercreditor Agent and the retiring or removed T5 Intercreditor Agent shall be discharged from its duties and obligations hereunder or under the other Senior Secured Credit Documents and the replaced T5 Intercreditor Agent shall make available (at the Borrower’s cost and expense) to the successor T5 Intercreditor Agent such records, documents and information in the replaced T5 Intercreditor Agent’s possession and provide such assistance as the successor T5 Intercreditor Agent may reasonably request in connection with its appointment as the successor T5 Intercreditor Agent (including executing any assignment, transfer, or release documents, as applicable, relating to such documents in the replaced T5 Intercreditor Agent’s possession). The fees payable by the Borrower to a successor T5 Intercreditor Agent shall be the same as those payable to its predecessor unless (i) otherwise agreed between the Borrower and such successor or (ii) a Default or Event of Default has occurred and is continuing, in which case no such agreement of the Borrower shall be required. After the retiring or removed T5 Intercreditor Agent’s resignation or removal hereunder and under the Senior Secured Credit Documents, the provisions of this Article 12 shall continue in effect for the benefit of such retiring or removed T5 Intercreditor Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed T5 Intercreditor Agent was acting as the T5 Intercreditor Agent.
(e)Any entity into which the T5 Intercreditor Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the T5 Intercreditor Agent in its individual capacity shall be a party, or any corporation to which substantially all of the corporate trust business of the T5 Intercreditor Agent in its individual capacity may be transferred, shall be the T5 Intercreditor Agent under this Agreement without further action.
12.8Non-Reliance on T5 Intercreditor Agent
Each Senior Secured Party party hereto (and, in the case of each Senior Secured Debt Holder Representative, for itself and on behalf of each of its respective Senior Secured Debt Holders) acknowledges that it has, independently and without reliance upon the T5 Intercreditor Agent or any other Senior Secured Party or any of their Related Parties, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Senior Secured Credit Documents. Each Senior Secured Party party hereto (and, in the case of each Senior Secured Debt Holder Representative, for itself and on behalf of each of its respective Senior Secured Debt Holders) also acknowledges that it will, independently and without reliance upon the T5 Intercreditor Agent or any other Senior Secured Party or any of their Related Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon the Senior Secured Credit Documents or any related agreement or any document furnished thereunder.
12.9Request for Indemnification by the Senior Secured Creditors
The T5 Intercreditor Agent shall be fully justified in taking, refusing to take or continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Senior Secured Creditors against any and all liability and expense which may be incurred by it by reason of taking, refusing to take or continuing to take any such action.
12.10No Amendment to Duties of T5 Intercreditor Agent Without Consent
The T5 Intercreditor Agent shall not be bound by any waiver, amendment, supplement, or modification of this Agreement or any other Senior Secured Credit Document that affects its rights or duties hereunder or thereunder unless such T5 Intercreditor Agent shall have given its prior written consent, in its capacity as the T5 Intercreditor Agent thereto.
12.11Copies
The T5 Intercreditor Agent shall give prompt notice to each Senior Secured Creditor and the T5 Collateral Agent and T5 Accounts Bank, as applicable, of receipt of each notice or request required or permitted to be given to the T5 Intercreditor Agent by the Borrower pursuant to the terms of this Agreement or any other Senior Secured Credit Document (unless concurrently delivered to the relevant Senior Secured Parties by the Borrower). The T5 Intercreditor Agent will distribute to each Senior Secured Creditor and the T5 Collateral Agent and T5 Accounts Bank, as applicable, each document and other communication received by the T5 Intercreditor Agent from the Borrower for distribution to the relevant Senior Secured Parties by the T5 Intercreditor Agent in accordance with the terms of this Agreement or any other Senior Secured Credit Document.
13.EXPENSES; INDEMNITY; DAMAGE WAIVER
13.1Costs and Expenses of the T5 Collateral Agent and T5 Intercreditor Agent
The Borrower shall pay (a) all reasonable and documented out-of-pocket expenses incurred by the T5 Collateral Agent or the T5 Intercreditor Agent (including reasonable and documented remittance charges and stamp duty and the reasonable fees, charges and disbursements of one New York counsel and one Texas counsel and one counsel in each other relevant jurisdiction (if any) for each of them, and other advisors, experts and consultants retained by the T5 Collateral Agent or the T5 Intercreditor Agent in accordance with this Article 13), in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Senior Secured Credit Documents, or any amendments, modifications, or waivers of the provisions hereof or thereof, (b) all reasonable and documented out of pocket expenses incurred by the T5 Collateral Agent or the T5 Intercreditor Agent (including reasonable and documented remittance charges and stamp duty and the reasonable fees, charges and disbursements of one counsel in each relevant jurisdiction for each of them and other advisors, experts and consultants retained by the T5 Collateral Agent or the T5 Intercreditor Agent in accordance with this Article 13), in connection with any amendment, modification or waiver of the provisions of the Senior Secured Credit Documents, and (c) all documented out of pocket expenses incurred by the T5 Collateral Agent or the T5 Intercreditor Agent (including documented remittance charges and stamp duty and the fees, charges and disbursements of one counsel in each relevant jurisdiction for each of them and other advisors, experts and consultants retained by the T5 Collateral Agent or the T5 Intercreditor Agent in accordance with this Article 13) and the enforcement of the rights and remedies of the Senior Secured Parties under the Senior Secured Credit Documents, including all such documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Senior Secured Obligations. All agreements giving rise to fees and expenses of independent advisors, experts, counsel and consultants retained by or on behalf of the Persons being indemnified hereunder shall be first approved by the Borrower (such approval not to be unreasonably withheld, conditioned, or delayed) unless a Default or Event of Default has occurred and is continuing, in which case no approval shall be required.
13.2Indemnification for the T5 Collateral Agent
(a)The Borrower hereby agrees to indemnify the T5 Collateral Agent and its Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and related expenses (including all reasonable fees, costs, and expenses of counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person arising out of, in connection with, or as a result of:
(i)the execution or delivery of this Agreement, any other Transaction Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration (other than expenses that do not constitute out-of-pocket expenses) or enforcement thereof;
(ii)any Senior Secured Debt or the use or proposed use of the proceeds therefrom (including any refusal by any Senior Secured Debt Holder to honor any demand for payment under any Senior Secured Debt Instrument, as applicable, if the documents presented in connection with such demand do not strictly comply with the terms of the applicable Senior Secured Debt Instrument);
(iii)any actual or alleged presence, Release or threatened Release of Hazardous Materials on, from or related to the Project that could reasonably result in an Environmental Claim related in any way to the Project, the Rio Grande Facility, the Land or any property owned or operated by the Borrower, the Administrator, the Coordinator, the Operator or any RG Facility Entity, or any Environmental Affiliate or any liability pursuant to an Environmental Law related in any way to the Project, the Rio Grande Facility, the Site, or the Borrower, except for Releases of Hazardous Materials that are determined by a court of competent jurisdiction by final and Non-Appealable judgment to have resulted from the gross negligence or willful misconduct of any claiming Indemnitee;
(iv)any actual or prospective claim (including Environmental Claims), litigation, investigation or proceeding relating to any of the foregoing, whether based on common law, contract, tort, or any other theory, whether brought by the Borrower or any of the Borrower’s members, managers or creditors or by any other Person, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any other Senior Secured Credit Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory, or sole negligence of the Indemnitee; or
(v)any claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, whether or not payable by the Borrower, alleged to have been incurred in connection with such transactions, other than any broker’s or finder’s fees payable to Persons engaged by any Senior Secured Debt Holder or Affiliates or Related Parties thereof;
provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, or related expenses are determined by a court of competent jurisdiction by final and Non-Appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
(b)To the extent that the Borrower for any reason fails to pay in full any amount required under Section 13.1 or Section 13.2(a) above or any analogous costs and expenses on indemnification provisions of any Senior Secured Credit Document to be paid by it to the T5 Collateral Agent or any Related Party thereof, each Senior Secured Debt Holder severally agrees to pay to the T5 Collateral Agent or such Related Party, as the case may be, the ratable share of such unpaid amount (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), based on the aggregate of the funded and unfunded commitments of Senior Secured

Debt of such Senior Secured Debt Holder to the aggregate of all funded and unfunded commitments of Senior Secured Debt to all Senior Secured Debt Holders; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the T5 Collateral Agent or the applicable Related Party, in its capacity as such. The obligations of the Senior Secured Debt Holders to make payments pursuant to this Section 13.2(b) are several and not joint and shall survive the payment in full of the Senior Secured Obligations and the termination of this Agreement. The failure of any Senior Secured Debt Holder to make payments on any date required hereunder shall not relieve any other Senior Secured Debt Holder of its corresponding obligation to do so on such date, and no Senior Secured Debt Holder shall be responsible for the failure of any other Senior Secured Debt Holder to do so.
(c)All amounts due under this Section 13.2 shall be payable promptly after demand therefor.
(d)The Borrower agrees that, without the Indemnitee’s prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened (in writing) claim, action or proceeding in respect of which indemnification could be sought by or on behalf of such Indemnitee under this Section 13.2 (whether or not any Indemnitee is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise, or consent includes an unconditional release of such Indemnitee from all liability arising out of such claim, action or proceeding. In the event that an Indemnitee is requested or required to appear as a witness in any action brought by or on behalf of or against the Borrower or any Affiliate thereof in which such Indemnitee is not named as a defendant, the Borrower agrees to reimburse such Indemnitee for all reasonable expenses incurred by it in connection with such Indemnitee appearing and preparing to appear as such a witness, including the reasonable and documented fees and disbursements of its legal counsel. In the case of any claim brought against an Indemnitee for which the Borrower may be responsible under this Section 13.2, such Indemnitee agrees (at the expense of the Borrower) to execute such instruments and documents and cooperate as reasonably requested by the Borrower in connection with the Borrower’s defense, settlement, or compromise of such claim, action or proceeding.
(e)In the event the T5 Collateral Agent is directed or required to take any action (directly or through any sub-agent or the Common Collateral Agent) with respect to any Collateral constituting all or any part of the “Trust Property” (as collectively defined in the T5 Deed of Trust, the CFCo Deed of Trust and in the Common Deed of Trust), the indemnification for the benefit of the T5 Collateral Agent and its Related Parties hereunder shall extend to and fully cover any claims, demands, actions, damages, liabilities and expenses that the T5 Collateral Agent or its Related Parties may incur or be subject to pursuant to the Port Consent and Estoppel, the Port TF Sublease NDA, the Port CFCo Sublease NDA, the Master Lease (as defined in the Port TF Sublease NDA), the Sublease (as defined in the Port TF Sublease NDA), and the Sublease (as defined in the Port CFCo Sublease NDA); provided, that such indemnity shall not, as to the T5 Collateral Agent and its Related Parties, be available to the extent that such losses, claims, damages, liabilities, or related expenses are determined by a court of competent jurisdiction by final and Non-Appealable judgment to have resulted from the gross negligence or willful misconduct of the T5 Collateral Agent or its Related Parties.
(f)The indemnity set out in this Section 13.2 shall survive the termination of this Agreement and the resignation or removal of the T5 Collateral Agent and the T5 Intercreditor Agent.
13.3Waiver of Consequential Damages
Except with respect to any indemnification obligations of the Borrower under Section 13.2 or any other indemnification provisions of the Borrower under any other Senior Secured Credit Document, to the fullest extent permitted by applicable Government Rules, no party shall assert, and each party waives, any claim against any other party or their respective Related Parties, on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Senior Secured Credit Document or any agreement or instrument contemplated hereby or thereby, or the transactions contemplated hereby or thereby. No party or its Related Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Senior Secured Credit Documents or the transactions contemplated hereby or thereby.
13.4Payments
All amounts due under this Article 13 shall be payable promptly after demand therefor, but in any event not later than pursuant to the next Withdrawal Certificate to be submitted after the Borrower’s receipt of the demand therefor.
14.LIMITED RECOURSE
The obligations of the Borrower under this Agreement, and any certificate, notice, instrument, or document delivered pursuant hereto, are obligations solely of the Borrower and do not constitute a debt or obligation of (and no recourse shall be made with respect to) the Non-Recourse Parties. No action under or in connection with this Agreement shall be brought against any Non-Recourse Party, and no judgment for any deficiency upon the obligations hereunder shall be obtainable by the T5 Intercreditor Agent, the T5 Collateral Agent, any Senior Secured Creditor Representative or any Senior Secured Debt Holder against any Non-Recourse Party. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained in this Article 14 shall in any manner or way (a) restrict the remedies available to the T5 Collateral Agent, the T5 Intercreditor Agent, any Senior Secured Creditor Representative or any Senior Secured Debt Holder to realize upon the Collateral, or constitute or be deemed to be a release of the obligations secured by (or impair the enforceability of) the Liens and the security interests and possessory rights created by or arising from this Agreement or (b) release, or be deemed to release, any Non-Recourse Party from liability for its own willful misrepresentation, fraudulent actions, gross negligence or willful misconduct or from any of its obligations or liabilities under any T5 Collateral Document to which such Non-Recourse Party is a party. The limitations on recourse set forth in this Article 14 shall survive the Discharge Date.
15.MISCELLANEOUS
15.1Notices and Communications
(a)All notices and other communications provided under this Agreement shall be in writing or by facsimile and addressed, delivered, or transmitted at the addressee’s address or facsimile number set forth on Appendix II or, in each case, at such other address or facsimile number as may be designated by any such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage pre-paid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when confirmation of transmission thereof is received by the transmitter.
(b)The Borrower may provide all information, documents and other materials that it is obligated to furnish hereunder by transmitting such information, documents and other materials in an electronic/soft medium that is properly identified in a format acceptable to the recipient to an electronic mail address set forth on Appendix II or at such other electronic mail address as may be designated by any such party in a notice to the other parties. Any such communication, if transmitted by electronic mail, shall be deemed given when confirmation of transmission thereof is received by the transmitter.
(c)Any notice to be given by or on behalf of the Borrower to any Senior Secured Debt Holder may be sent to the Senior Secured Debt Holder Representative that represents such Senior Secured Debt Holder.
(d)The T5 Intercreditor Agent shall promptly forward to each Senior Secured Creditor Representative (other than itself or any Person from whom it received, or which it is aware has received, any such notice, claim, certificate, report, instrument, demand, request, direction, instruction, designation, waiver, receipt, consent, or other communication or document) copies of any notice, claim, certificate, report, instrument, demand, request, direction, instruction, designation, waiver, receipt, consent, or other communication or document that it receives from any other Person under or in connection with this Agreement.
15.2Failure of Indulgence Not Waiver; Remedies Cumulative
No failure or delay on the part of any Senior Secured Party in exercising, and no course of dealing with respect to, any right, power, privilege or remedy under the Senior Secured Credit Documents shall operate as a waiver of or impair any such right, power, privilege or remedy; nor shall any single or partial exercise of any right, power, privilege or remedy under the Senior Secured Credit Documents preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy thereunder. The rights, powers and remedies expressly provided herein or in any other Senior Secured Credit Document are cumulative and not exclusive of any rights, powers, or remedies provided by law. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Senior Secured Party to any other or further action in any circumstances without notice or demand.
15.3Marshalling; Payments Set Aside
Neither the T5 Collateral Agent nor any Senior Secured Party shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Senior Secured Obligations. To the extent that the T5 Collateral Agent or any Senior Secured Party receives any payment by or on behalf of the Borrower or seeks to enforce any Senior Security Interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other Person under any Government Rules or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
15.4Counterparts; Effectiveness
This Agreement may be executed in any number of counterparts and any party to this Agreement may execute this Agreement by signing any such counterpart, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. This Agreement shall become effective upon receipt by the T5 Intercreditor Agent of executed counterparts thereof by the T5 Collateral Agent, the T5 Intercreditor Agent (acting on the instructions of the Required Senior Secured Parties) and the Borrower. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission (including in PDF format) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Government Rule, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
15.5Amendment or Waiver
No provision of this Agreement may be amended, supplemented, modified, or waived, except by a written instrument signed by the T5 Collateral Agent, the T5 Intercreditor Agent (acting on the instructions of the Required Senior Secured Parties) and the Borrower. Any waiver and any amendment, supplement or modification made or entered into in accordance with Article 5, Article 6, Article 7, and this Section 15.5 shall be binding upon each of the Senior Secured Parties and the Borrower.

15.6Successors and Assigns
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the other Senior Secured Parties and their respective successors and permitted assigns. Any Senior Secured Party may transfer, assign or grant all or such relevant part of its rights hereunder in connection with an assignment or transfer of all or any part of its interest in its Senior Secured Obligations owed to, or to be performed by, it in accordance with the applicable Senior Secured Credit Documents; provided, that each assignee and participant shall be bound by the terms of this Agreement and each applicable Senior Secured Credit Document. The Senior Secured Debt Holders are intended third party beneficiaries of this Agreement and are bound by its terms.
15.7Waiver of Jury Trial
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER SENIOR SECURED CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SENIOR SECURED CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.7.
15.8Severability
If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable Government Rule, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired and the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
15.9Governing Law
THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.
15.10Jurisdiction; Service of Process
TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SENIOR SECURED CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO

AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER SENIOR SECURED CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SENIOR SECURED CREDIT DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION IF APPLICABLE LAW DOES NOT PERMIT A CLAIM, ACTION OR PROCEEDING REFERRED TO IN THE FIRST SENTENCE OF THIS SECTION 15.10 TO BE FILED, HEARD OR DETERMINED IN OR BY THE COURTS SPECIFIED THEREIN.
EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SENIOR SECURED CREDIT DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 15.10. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
15.11Service of Process
The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Person at its then effective notice addresses pursuant to Section 15.1.
15.12Immunity
To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably and unconditionally waives such immunity in respect of its obligations hereunder and, without limiting the generality of the foregoing, agrees that the waiver set forth in this Section 15.12 shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and is intended to be irrevocable for purposes of such act.
15.13Termination
Upon the Discharge Date, this Agreement shall (except as otherwise expressly set out herein) terminate and be of no further force and effect. Upon such termination (as confirmed in writing to the T5 Collateral Agent by the T5 Intercreditor Agent), the T5 Collateral Agent shall, at the Borrower’s reasonable request and expense, execute and deliver promptly to the Borrower such termination statements and other documentation as shall be required or reasonably requested by the Borrower to effect or otherwise evidence the termination and release of the Liens created under the Senior Security Documents and the termination of the other T5 Collateral Documents.
15.14Captions
The cover page, table of contents and captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

15.15Termination of Certain Information; Confidentiality
The T5 Collateral Agent agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates (including branches) and to its and its Affiliates’ respective directors, officers, employees, agents, advisors, auditors, service providers and representatives (provided, that the Persons to whom such disclosure is made will be informed prior to disclosure of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it; (c) to the extent required by applicable Government Rule or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder, under any Senior Secured Debt Instrument, or under any T5 Collateral Document or any suit, action or proceeding relating hereto or thereto or the enforcement of rights hereunder or thereunder (including any actual or prospective purchaser of Collateral); (f) to Persons permitted under the terms of the Senior Secured Debt Instruments in accordance with the terms thereof; (g) with the consent of the Borrower (not to be unreasonably withheld, conditioned or delayed); (h) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating the T5 Collateral Agent or any of its Affiliates; (i) to any rating agency when required by it (it being understood that prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Borrower received by it from the T5 Collateral Agent); or (j) to any party providing (and any brokers arranging) any insurance or reinsurance or other direct or indirect credit protection (including credit default swaps) with respect to its Senior Secured Debt. For the purposes of this Section 15.15, “Information” means written information that is furnished by or on behalf of the Borrower, the Pledgor, the Equity Owners, or any of their Affiliates to the T5 Collateral Agent pursuant to or in connection with any Senior Secured Credit Document, relating to the assets and business of the Borrower, the Pledgor, the Equity Owners, the RG Facility Entities, or any of their Affiliates but does not include any such information that (x) is or becomes generally available to the public other than as a result of a breach by the T5 Collateral Agent of its obligations hereunder, (y) is or becomes available to T5 Collateral Agent from a source other than the Borrower or any of its Affiliates, or (z) is independently compiled by the T5 Collateral Agent, as evidenced by their records, without the use of the Information. Any Person required to maintain the confidentiality of Information as provided in this Section 15.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
15.16Survival
Notwithstanding anything in this Agreement to the contrary, Section 3.7, Section 11.3, Section 11.4, Section 11.11, Section 12.3, Section 12.4, Section 12.9, Article 13, Article 14, Section 15.1, Section 15.3, Section 15.7, Section 15.9, Section 15.10, Section 15.11, Section 15.15, and this Section 15.16 shall survive any termination of this Agreement. In addition, each representation and warranty made hereunder shall survive the execution and delivery hereof. Such representations and warranties shall be considered to have been relied upon by each of the T5 Collateral Agent, the T5 Intercreditor Agent, any Senior Secured Debt Holder Representative or any Senior Secured Debt Holder, regardless of any investigation made by such Person or on their behalf and shall continue in full force and effect as of the date made or any date referred to herein until the Discharge Date.
[Remainder of page intentionally blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Collateral and Intercreditor Agreement to be duly executed and delivered as of the date first written above.
RIO GRANDE LNG TRAIN 5, LLC,
as the Borrower

By: /s/ Matthew Schatzman
Name: Matthew Schatzman
Title:     President and Chief Executive Officer

[Signature Page to Collateral and Intercreditor Agreement]
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MUFG BANK, LTD.,
as the T5 Intercreditor Agent

By: /s/ Lawrence Blat
Name: Lawrence Blat
Title:     Authorized Signatory

[Signature Page to Collateral and Intercreditor Agreement]
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MUFG BANK (USA),
as the T5 Collateral Agent

By: /s/ Randy Kahn
Name: Randy Kahn
Title:     Director

[Signature Page to Collateral and Intercreditor Agreement]
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MUFG BANK, LTD.,
as Senior Secured Creditor Representative for the CD Senior Loans

By: /s/ Olena Vasylyeva
Name: Olena Vasylyeva
Title:     Director, Project Finance

[Signature Page to Collateral and Intercreditor Agreement]
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WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Senior Secured Creditor Representative for the CD Senior Loans

By: /s/ Amedeo Morreale
Name: Ameadeo Morreale
Title:     Vice President

[Signature Page to Collateral and Intercreditor Agreement]
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APPENDIX I
to Collateral and Intercreditor Agreement
DEFINITIONS
“Administrative Decisions” has the meaning assigned to such term in Schedule 1.
“Affiliate Debt” means, any Senior Secured Debt Instrument (other than any referred to in Section 5.2(c)(iii)), that any Affiliate of the Borrower, the Pledgor, or the Equity Owners, individually or collectively with any other Person that is either (a) a member of a Group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) with the Affiliate or (b) is an Affiliate of that Affiliate, has (or collectively have) the right to cast a total number of votes (expressed in Dollars) that exceed 50% of the total number of votes (expressed in Dollars) which under the terms of that Senior Secured Debt Instrument are required or permitted to be cast in order to give any direction, waiver or consent or direct that any action be taken on behalf of holders of that Senior Secured Debt Instrument, either directly or indirectly through any trustee, agent, or representative.
“Aggregate Senior Secured Bank Debt” means, at any time, the aggregate principal amount of the Senior Secured Bank Debt.
“Agreement” has the meaning assigned to such term in the preamble to this Agreement.
“Asset Sale” means any sale, lease (as lessor), license (as licensor), assignment, conveyance, transfer, or other disposition or exchange, in one transaction or a series of transactions, of any property of the Borrower.
“Asset Sale Proceeds” means, with respect to any Asset Sale (other than (a) any Asset Sale permitted by the T5 Financing Documents or (b) the receipt or disposition of Common Facilities Proceeds), the net cash proceeds of such Asset Sale payable to the Borrower, including, if applicable, the Borrower’s share pursuant to the Material Project Documents of any Asset Sale by any Liquefaction Owner (other than the Borrower) or any other RG Facility Entity.
“Availability Period” means the period during which Senior Secured Debt Commitments are available in accordance with any relevant Senior Secured Debt Instrument, as further described and/or defined in such Senior Secured Debt Instrument.
“Bankruptcy” means, with respect to any Person, the occurrence of any of the following events, conditions or circumstances:
(a)such Person shall file a voluntary petition in bankruptcy or shall be adjudicated as bankrupt or insolvent, or shall file any petition or answer or consent seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself under the Bankruptcy Code or any present or future applicable federal, state, or other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its properties (the term “acquiesce,” as used in this definition, includes the failure to file in a timely manner a petition or motion to vacate or discharge any order, judgment or decree after entry of such order, judgment or decree);
(b)a case or other proceeding shall be commenced against such Person without the consent or acquiescence of such Person seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief with respect to such Person or its debts under the Bankruptcy Code or any present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency, reorganization, or other relief for debtors, or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of sixty consecutive days;
(c)a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against such Person seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the Bankruptcy Code, or any other present or future applicable federal, state, or other statute or law relating to bankruptcy, insolvency, reorganization, or other relief for debtors, and such Person shall acquiesce in the entry of such order, judgment, or decree

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or such order, judgment or decree shall remain undischarged, unvacated or unstayed for ninety days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its property shall be appointed without the consent or acquiescence of such Person and such appointment shall remain unvacated and unstayed for an aggregate of ninety days (whether or not consecutive);
(d)such Person shall admit in writing its inability to pay its debts as they mature or shall generally not be paying its debts as they become due;
(e)such Person shall make an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors;
(f)such Person shall take any corporate or partnership action for the purpose of effecting any of the foregoing; or
(g)an order for relief shall be entered in respect of such Person under the Bankruptcy Code.
“Bankruptcy Code” means 11 U.S.C. § 101 et seq.
“Bankruptcy Event of Default” means any Event of Default constituting a Bankruptcy of the Borrower (including, for the avoidance of doubt, pursuant to Section 7.5(a) (Bankruptcy) of the Common Terms Agreement, and Section 10.5 (Bankruptcy) of the CD Credit Agreement).
“Borrower” has the meaning assigned to such term in the preamble to this Agreement.
“Breaching Party” has the meaning assigned to such term in Section 9.1(e).
“Breakage Costs” means the aggregate of SOFR (as defined in the applicable Senior Secured Debt Instrument) breakage expenses, prepayment indemnities or other similar amounts that will become payable by the Borrower in respect of any prepayment under any Senior Secured Debt Instruments, or any revocation of a notice of prepayment delivered under any of the foregoing, in each case as further set forth in such Senior Secured Debt Instruments.
“CD Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.
“CD Senior Notes Indenture” has the meaning assigned to such term in the recitals to this Agreement.
“CD Indenture Trustee” has the meaning assigned to such term in the recitals to this Agreement.
“CFCo Deed of Trust” means the Deed of Trust, dated as of the July 12, 2023, by CFCo in favor of the Common Collateral Agent.
“CIA Accession Confirmation” means an CIA Accession Confirmation in substantially the form set forth as Exhibit A, appropriately completed and duly executed and delivered to the T5 Collateral Agent by each Senior Secured Creditor Representative not a party to this Agreement on the date hereof.
“Closing Date” means the date hereof.
“Collateral” means, without duplication:
(h)the Collateral (as defined in the Security Agreement);
(i)the Collateral (as defined in the Pledge Agreement);
(j)the DSR Credit Support; and

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(k)all other real and personal property which is subject, from time to time, to the security interests or Liens granted by the Senior Security Documents.
“Collateral Proceeds” means Common Facilities Proceeds, Loss Proceeds, Asset Sale Proceeds, Performance Liquidated Damages, Termination Payments, and Distribution Sweep Proceeds and (following any Enforcement Action) any and all other cash, securities, and other Property realized from the Collateral (including distributions of Collateral in satisfaction of any Senior Secured Obligations) but excluding BI Proceeds and DSU Proceeds (as each such term is defined in the Definitions Agreement).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Common Account Bank” means JPMorgan Chase Bank, N.A. or any successor to it appointed pursuant to the terms of the Common Accounts Agreement.
“Common Collateral Agent” means Mizuho Bank (USA) or any successor to it appointed pursuant to the terms of the Common Accounts Agreement.
“Common Deed of Trust” means the Deed of Trust, dated as of the July 12, 2023, by LandCo in favor of the Common Collateral Agent.
“Common Facilities Proceeds” means the net amount received by the Borrower from CFCo as a distribution from proceeds received by CFCo from any Liquefaction Owner pursuant to Section 12.3 (Contributions to CFCo) or Section 14.4.4 (Mandatory Capital Improvements) of the CFAA.
“Common Terms Agreement” has the meaning assigned to such term in the recitals to this Agreement.
“Common Title Company” means Fidelity National Insurance Company.
“Common Title Policy” means that certain extended coverage lenders’ policy(ies) of title insurance in the form promulgated for use in Texas, including all amendments thereto, endorsements thereof and substitutions or replacements therefor, issued by the Common Title Company in favor of the Common Collateral Agent on or around July 12, 2023, with such coinsurers or reinsurers as set forth therein, in an initial aggregate principal amount of not less than $5,152,607,827.00, insuring as of the date of the recording of the Common Deed of Trust, that the Common Deed of Trust is a first and prior Lien on the Common Trust Property (to the extent the Common Trust Property consists of interests insurable under the terms of such form of title policy) free and clear of all Liens on and defects of title other than Permitted Liens.
“Common Trust Property” means the “Trust Property” as defined in the Common Deed of Trust.
“Consent” means, at any time with respect to any decision, a Person’s agreement, approval, authorization, consent, concurrence, permission or other sanction, in each case, other than an Administrative Decision.
“Consent Agreement” means (a) each consent agreement entered on or prior to the Closing Date as set forth on Schedule 2 and (b) each consent agreement substantially in the form of Exhibit D or otherwise reasonably satisfactory to (i) the T5 Collateral Agent (acting on the instructions of the T5 Intercreditor Agent) or (ii) prior to the SSD Discharge Date under the CD Credit Agreement, the T5 Administrative Agent; provided, that, solely in the case of a Consent Agreement in respect of any agreement replacing or in substitution of any Material Project Document for which a Consent Agreement is entered into pursuant to clause (a), the T5 Administrative Agent or the T5 Collateral Agent (as applicable) shall be deemed to be reasonably satisfied with the form of such Consent Agreement if such Consent Agreement is substantially in the form of the Consent Agreement initially received in respect of the replaced Material Project Document.
“Control Notice” has the meaning assigned to such term in the T5 Accounts Agreement.

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“Control Period” has the meaning assigned to such term in the T5 Accounts Agreement.
“Debt Fund Affiliate” means any Affiliate of any Equity Owner other than the Pledgor, the Borrower, or any RG Facility Entity that is, in each case, a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course, is not organized for the purpose of making equity investments, and with respect to which (a) any such Debt Fund Affiliate has in place customary information barriers between it and the applicable Equity Owner and any Affiliate of the applicable Equity Owner that is not primarily engaged in the investing activities described above, (b) its managers have fiduciary duties to the investors thereof independent of and in addition to their duties to the applicable Equity Owner and any Affiliate of the applicable Equity Owner, and (c) the Equity Owners and investment vehicles managed or advised by any Equity Owner that are not engaged primarily in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course do not, either directly or indirectly, make investment decisions for such entity.
“Debtor Relief Law” means the Bankruptcy Code and any other Government Rule of any jurisdiction, domestic or foreign, relating to liquidation, conservatorship bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or relief of debtors and all other similar Government Rules from time to time in effect.
“Deemed Instructed Debt” has the meaning assigned to such term in Section 5.2(e).
“Default” means (a) any “CTA Default” as described in the Common Terms Agreement and (b) any other an event or condition which, with the giving of notice, lapse of time or upon a declaration or determination being made (or any combination thereof), would become an event of default under the terms of any Senior Secured Debt Instrument.
“Designated Voting Party” means, at any time, with respect to any Senior Secured Debt Holders, (a) the Senior Secured Debt Holder Representative of such Senior Secured Debt Holders or (b) such other Person which has been authorized to act as a Designated Voting Party by the Senior Secured Debt Holder Representative of such Senior Secured Debt Holders in a written notice given to the T5 Intercreditor Agent and each other Senior Secured Debt Holder Representative.
“Disbursement Endorsement” means endorsement(s) to the Common Title Policy (with such endorsement dated to the earliest search-through date of all T5 Mortgaged Property covered by such Disbursement Endorsement) in form reasonably acceptable to the T5 Administrative Agent (a) indicating that since the effective date of the Common Title Policy (or the date of the last preceding endorsement(s) to the Common Title Policy, if later), there has been no change in the state of the title to the applicable T5 Mortgaged Property (other than matters constituting Permitted Liens or matters otherwise approved by (i) the T5 Collateral Agent (acting on the instructions of the T5 Intercreditor Agent) or (ii) prior to the SSD Discharge Date under this Agreement, the T5 Administrative Agent), (b) stating the amount of coverage then existing under the Common Title Policy, and (c) updating the date of the Common Title Policy and endorsements to the extent permitted by Texas regulations.
“Discharge Date” means the date on which:
(l)the T5 Collateral Agent, the T5 Intercreditor Agent and the Senior Secured Creditors shall have received payment in full in cash of all of the Senior Secured Obligations and all other amounts owing to the T5 Collateral Agent, the T5 Intercreditor Agent, the Senior Secured Creditors and the other Senior Secured Parties under the Senior Secured Credit Documents (other than Senior Secured Obligations thereunder that by their terms survive and with respect to which no claim has been made by the applicable Senior Secured Parties);
(m)the Senior Secured Debt Commitments shall have terminated, expired or been reduced to zero Dollars;
(n)each letter of credit issued under any Senior Secured Debt Instrument shall have been terminated or cancelled and returned to the applicable issuing bank; and

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(o)each Senior Secured Hedge Agreement shall have terminated or expired.
“Distribution Sweep Proceeds” has the meaning assigned to such term in Section 9.6.
“DSR Credit Support” has the meaning assigned to such term in the T5 Accounts Agreement.
“Economic Terms Modification” means any Modification of a Senior Secured Debt Instrument that (a) shortens the maturity of the Senior Secured Debt thereunder, (b) accelerates any scheduled principal payment date or increases the amount payable on any scheduled principal payment date for the Senior Secured Debt thereunder, (c) changes the method of calculation of interest due on the Senior Secured Debt thereunder in a manner that results in an increase in such interest rate, (d) increases the rate or shortens the time of payment of interest due on the Senior Secured Debt thereunder, or (e) increases the amount of scheduled fees payable in respect of the Senior Secured Debt thereunder.
“Enforcement Action” means (a) the enforcement of any Lien granted pursuant to any Senior Security Document, (b) any other legal, equitable or other remedial action specifically provided for under this Agreement, the Senior Security Documents, or any other Senior Secured Credit Document, (c) any other action available under applicable law with respect to the enforcement of any Senior Security Interest, or (d) any other remedy available to creditors under applicable Government Rule.
“Environmental Affiliate” means any Person, to the extent the Borrower could reasonably be expected to have liability as a result of the Borrower retaining, assuming, accepting or otherwise being subject to liability for Environmental Claims relating to such Person, whether the source of the Borrower’s obligation is by contract or operation of Government Rule.
“Event of Default” means (a) any “CTA Event of Default” as described in the Common Terms Agreement and (b) any other event, circumstance, occurrence or condition that constitutes an event of default, termination event or acceleration event under the terms of any Senior Secured Debt Instrument.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant of such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Hedging Default” means the occurrence of an “Event of Default,” “Termination Event,” or “Additional Termination Event,” as defined in the relevant Senior Secured IR Hedge Agreement, or any similar event, condition, or circumstance as defined in any relevant Senior Secured Gas Hedge Agreement, in each case following the expiration of any applicable cure period set forth therein.
“Indemnitee” has the meaning assigned to such term in Section 13.2.
“Information” has the meaning assigned to such term in Section 15.15.
“Initiating Percentage” means the Designated Voting Parties representing the following:
(p)in the case of any Payment Event of Default, (i) 66.7% of the Senior Secured Debt until (and including) thirty days following the occurrence of the Payment Event of Default or the declaration thereof, as the case may be, (ii) 50% of the Senior Secured Debt from 31 days and until (and

APPENDIX I
to Collateral and Intercreditor Agreement
including) 120 days following the occurrence of the Payment Event of Default or the declaration thereof, as the case may be, and (iii) any percentage of the Senior Secured Debt from 121 days following the Payment Event of Default or the declaration thereof, as the case may be;
(q)in the case of any Bankruptcy Event of Default, 25% of the Senior Secured Debt; and
(r)in the case of any other Event of Default (other than a Payment Event of Default or a Bankruptcy Event of Default), (i) 66.7% of the Senior Secured Debt until (and including) thirty days following the occurrence of the Event of Default or the declaration thereof, as the case may be, (ii) 50% of the Senior Secured Debt from 31 days and until (and including) 180 days following the occurrence of the Event of Default or the declaration thereof, as the case may be, and (iii) the lesser of $100,000,000 or 5% of the Senior Secured Debt from 181 days following the Event of Default or the declaration thereof, as the case may be.
“Instructed Debt” has the meaning assigned to such term in Section 5.2(e).
“Intercreditor Vote” means, at any time, a vote conducted in accordance with the procedures set out in Article 5 among the Designated Voting Parties entitled to vote with respect to the particular decision at issue at such time.
“Lien” means, with respect to any Property (including the Project) of any Person, any mortgage, pledge, hypothecation, assignment, encumbrance, bailment, lien, privilege, preference, priority or other security interest, including any sale-leaseback arrangement, any conditional sale, other title retention agreement, tax lien, lien (statutory or otherwise), easement or right of way in respect of such Property of such Person. For purposes of the Senior Secured Credit Documents, a Person shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.
“Liquefaction Owner” has the meaning assigned to such term in the Definitions Agreement.
“Loan Parties” means the Borrower and the Pledgor.
“Majority Senior Secured Bank Debt Holders” means, at any time with respect to any decision, the Designated Voting Parties under any one or more Senior Secured Debt Instruments that constitute all or part of the Aggregate Senior Secured Bank Debt that, when their allotted votes are cast pursuant to Section 5.2, exceed 50% of the votes eligible to be cast by such Designated Voting Parties regarding such decision.
“Majority Senior Secured Debt Holders” means, at any time with respect to any relevant decision, the Designated Voting Parties under any one or more Senior Secured Debt Instruments that, when their allotted votes are cast pursuant to Section 5.2, exceed 50% of the votes eligible to be cast by all Designated Voting Parties regarding such decision; provided, that a Modification that has been the subject of a Rating Affirmation shall be deemed to have been approved by votes cast pursuant to Section 5.2 exceeding 50% of the votes eligible to be cast by such Designated Voting Parties regarding the Modification that has been the subject of such Rating Affirmation.
“Mandatory Prepayment Portion” means, in respect of any Collateral Proceeds or the net proceeds of Replacement Debt required to be applied to the mandatory prepayment of principal of Senior Secured Debt or the cash collateralization of letters of credit in accordance with the relevant Senior Secured Debt Instruments, the interpolated prepayment amount that, when added to (a) any Breakage Costs resulting from such prepayment (if such prepayment is not made on a Quarterly Payment Date), (b) interest and fees accrued and payable in respect of such prepayment and any make whole amount or other premium required to be paid under the terms of the applicable Senior Secured Debt Instrument in connection with such prepayment, and (c) an amount equal to 105% of the interpolated T5 IR Hedge Termination Amounts reasonably projected as of such date of prepayment to be payable by the Borrower as a result of the early termination of any Senior Secured IR Hedge Agreement in connection with any such prepayment with respect to Senior Secured IR Hedge Agreements required to be terminated in accordance with Section 9.7(c) or Section 10(g) or permitted to be terminated in accordance with

APPENDIX I
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Section 10(g), equals the net amount of the relevant Collateral Proceeds or net proceeds of Replacement Debt available for such purpose in accordance with Section 9.7 or Article 10, as applicable.
“Material Project Party” means any party to a Material Project Document (other than the Borrower) and each guarantor or provider of security or credit support in respect thereof.
“Mechanics’ Liens” means carriers’, warehousemen’s, laborers’, mechanics’, workmen’s, materialmen’s, repairmen’s, construction, suppliers’, or other like statutory Liens.
“Modification” means, with respect to any Senior Secured Credit Document, any amendment, restatement, supplement, Waiver or other modification or variation of the terms and provisions thereof. The verb “Modify” shall have a correlative meaning.
“Non-Breaching Parties” has the meaning assigned to such term in Section 9.1(e).
“Noncompliance Notice” has the meaning assigned to such term in the T5 Accounts Agreement.
“Notice of Default” has the meaning assigned to such term in Section 7.1.
“Offsetting Transaction” means an interest rate swap transaction under a Senior Secured IR Hedge Agreement that offsets another interest rate swap transaction entered into under the same Senior Secured IR Hedge Agreement.
“Omnibus Direct Agreement” means the T5 Omnibus Direct Agreement, dated as of the Closing Date, by and among NextDecade, as Administrator, Coordinator, Operator, and Export Administrator, Rio Grande LNG, LLC, the T4 Liquefaction Owner, CFCo, InsuranceCo, LandCo, the Marketer, Rio Grande LNG Gas Supply LLC, the Common Account Bank, the Common Collateral Agent, the Borrower, the T5 Collateral Agent, and each other Person that becomes a party thereto from time to time.
“Operator” has the meaning assigned to such term in the Definitions Agreement.
“Payment Event of Default” means (a) any Event of Default specified in Section 7.1 (Non-Payment of Senior Secured Debt) of the Common Terms Agreement or (b) any Event of Default arising under any Senior Secured Credit Document constituting a failure by the Borrower to pay Senior Secured Debt when due, including, for the avoidance of doubt, Section 10.1 (Non-Payment of Senior Secured Obligations) of the CD Credit Agreement and Section 6.1(a) (Event of Default) of the CD Senior Notes Indenture, in each of cases (a) and (b), other than for non-payment of amounts that become or are declared due and payable upon acceleration solely as a result of an Event of Default other than the Events of Default specified in subparts (a) and (b).
“Performance Liquidated Damages” means any liquidated damages resulting from the Project’s performance which are required to be paid by the T5 EPC Contractor pursuant to the T5 EPC Contract for or on account of any diminution to the performance of the Project.
“Permitted Liens” has the meaning assigned to such term in Section 3.9.
“Permitted Priority Liens” means Permitted Liens that pursuant to Government Rules, are entitled to the same or a higher priority than the Liens granted for the benefit of the T5 Collateral Agent or Common Collateral Agent under the Senior Security Documents.
“Permitted Remedies” means, with respect to any Senior Secured Debt Instrument, (a) to declare Events of Default under such Senior Secured Debt Instrument, (b) to have any Event of Default related to Bankruptcy become effective, with or without declaration, (c) to cancel or terminate any available Senior Secured Debt Commitments under such Senior Secured Debt Instrument, (d) to declare all or any portion of the Senior Secured Obligations under such Senior Secured Debt Instrument to be due and payable, and (e) to Waive or otherwise rescind or revoke any

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action referred to in clauses (a) through (d) for purposes of such Senior Secured Debt Instrument at any time prior to issuing a Remedies Initiation Notice with respect to such Event of Default.
“Pledge Agreement” means the Pledge Agreement, dated as of the Closing Date, by and between the Pledgor and the T5 Collateral Agent.
“Pledge of Subordinated Debt Agreement” means an agreement in substantially the form attached as Exhibit C or otherwise in form and substance satisfactory to the T5 Intercreditor Agent.
“Pledgor” means Rio Grande LNG Train 5 Holdings, LLC, a Delaware limited liability company.
“Port CFCo Sublease NDA” means the Non-Disturbance and Attornment Agreement, dated as of July 12, 2023, by and among CFCo, LandCo, and Brownsville Navigation District of Cameron County, Texas, a conservation and reclamation district, a body politic, and a corporate and governmental agency of the State of Texas.
“Port Consent and Estoppel” means the Consent, Estoppel Certificate and Agreement, dated as of October 1, 2025, executed by Brownsville Navigation District of Cameron County, Texas, a conservation and reclamation district, a body politic, and a corporate and governmental agency of the State of Texas, for the benefit of the Borrower, CFCo, LandCo, and the T5 Collateral Agent.
“Port TF Sublease NDA” means the Non-Disturbance and Attornment Agreement, dated as of the Closing Date, by and among the Borrower, LandCo, and Brownsville Navigation District of Cameron County, Texas, a conservation and reclamation district, a body politic, and a corporate and governmental agency of the State of Texas.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal, mixed, movable, immovable, corporeal or incorporeal and whether tangible or intangible.
“Proposed Remedies” has the meaning assigned to such term in Section 7.3(a).
“Qualifying Counterparty” means:
(s)any of the Initial Underwriters and Initial Coordinating Lead Arrangers, the Coordinating Lead Arranger, the Construction/Term Lenders (each as defined in the CD Credit Agreement) or any Persons with a similar role or title under the CD Credit Agreement, or any Affiliates of such Persons; and
(t)any Person that, as of the execution or assignment of such Senior Secured IR Hedge Transactions, has a credit rating (or a guaranty from a person with a credit rating) of at least “BBB+” (or the then-equivalent rating) by S&P or Fitch and “Baa1” (or the then equivalent rating) by Moody’s;
provided, in each case, that such Person is either a party to this Agreement on the date hereof or has entered into a CIA Accession Confirmation.
“Rating Affirmation” means, with respect to any Modification, delivery by the Borrower to the T5 Intercreditor Agent of evidence that any two Recognized Credit Rating Agencies that are then rating Senior Secured Debt that is not Senior Secured Bank Debt (or if only one Recognized Credit Rating Agency is then rating Senior Secured Debt that is not Senior Secured Bank Debt, that Recognized Credit Rating Agency) to the effect that the Recognized Credit Rating Agency has considered the contemplated Modification and that the rating of each Senior Secured Debt with respect to which the applicable Senior Secured Credit Document has been Modified will not, as a result of the applicable Modification, be lower than the rating of each such Senior Secured Debt immediately prior to such Modification.
“Recognized Credit Rating Agency” means Moody’s, S&P, Fitch, or any other nationally recognized statistical rating organization identified as such by the U.S. Securities Exchange Commission or such other nationally

APPENDIX I
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recognized rating agency as approved by the T5 Intercreditor Agent (on behalf of the Senior Secured Parties) in its reasonable judgment.
“Remedies Commencement Date” has the meaning assigned to such term in Section 7.3(a).
“Remedies Initiation Notice” has the meaning assigned to such term in Section 7.3(a).
“Remedies Instruction” has the meaning assigned to such term in Section 7.4(a).
“Required Senior Secured Debt Holders” has the meaning assigned to such term in Section 6.3(a).
“Required Senior Secured Parties” means:
(u)in respect of giving any directions in respect of T5 Account Directions in accordance with Section 2.3(d)(i) or the cure of Material Project Documents in accordance with Section 7.3(g), (i) each of the Senior Secured Bank Debt Holder Representatives for so long as any Senior Secured Bank Debt is outstanding or (ii) each of the Senior Secured Debt Holder Representatives if no Senior Secured Bank Debt is outstanding;
(v)in respect of any Modifications, Consents and Waivers of and under the Common Terms Agreement, the Required Senior Secured Debt Holders in Section 6.3(a);
(w)in respect of any Modifications, Consents and Waivers of and under T5 Collateral Documents, each of the Senior Secured Debt Holder Representatives in accordance with Section 6.4;
(x)subject to clause (a) above, in respect of the exercise of any remedies upon an Event of Default, the Senior Secured Parties determined in accordance with Article 7; and
(y)in respect of the removal of the T5 Intercreditor Agent or the T5 Collateral Agent or the appointment of a successor T5 Intercreditor Agent or T5 Collateral Agent, each of the Senior Secured Debt Holder Representatives.
“Restoration Work” means the design, engineering, procurement, importation, construction, installation and other work with respect to the Restoration (as defined in the Definitions Agreement) of Property that is subject to an Event of Loss.
“Security Agreement” means the Security Agreement, dated as of the Closing Date, by and between the Borrower and the T5 Collateral Agent.
“Senior Secured Bank Debt” means Senior Secured Debt that constitutes one or more commercial loans made pursuant to one or more credit facilities in which the lenders are primarily financial institutions engaged in the business of banking.
“Senior Secured Bank Debt Holder” means each holder that has extended principal of or commitments in respect of Senior Secured Bank Debt, including the issuing bank of any letter of credit and participants therein if drawings thereupon would constitute Senior Secured Bank Debt, and each of their respective agents and trustees.
“Senior Secured Bank Debt Holder Representatives” means (a) with respect to the CD Senior Loans, the T5 Administrative Agent and (b) each other agent, trustee, or similar representative of a group of Senior Secured Bank Debt Holders that is appointed under and designated as such under a Senior Secured Debt Instrument.
“Senior Secured Credit Document” means the Senior Secured Debt Documents, each Senior Secured Hedge Agreement, and each T5 Collateral Document.
“Senior Secured Creditor” means any Senior Secured Debt Holder and any Senior Secured Hedge Counterparty.

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“Senior Secured Creditor Representative” means (a) with respect to the Senior Secured Debt under any Senior Secured Debt Instrument, the applicable Senior Secured Debt Holder Representative and (b) with respect to the Senior Secured Obligations arising under each Senior Secured Hedge Agreement, the relevant Senior Secured Hedge Counterparty, on its own behalf.
“Senior Secured Debt Document” means the Common Terms Agreement and each Senior Secured Debt Instrument.
“Senior Secured Debt Holder” means each holder that has extended principal of or commitments in respect of Senior Secured Debt, including the issuing bank of any letter of credit and participants therein if drawings thereupon would constitute Senior Secured Debt, and each of their respective agents and trustees.
“Senior Secured Debt Holder Representatives” means (a) with respect to the CD Senior Loans, the T5 Administrative Agent, (b) with respect to the CD Senior Notes, the CD Senior Notes Indenture Trustee, and (c) each other agent, trustee, or similar representative of a group of Senior Secured Debt Holders that is appointed under and designated as such under a Senior Secured Debt Instrument.
“Senior Secured Debt Instrument” means, at any time, each agreement governing Senior Secured Debt.
“Senior Secured Gas Hedge Agreement” means gas or LNG swaps, options contracts, futures contracts, options on futures contracts, caps, floors, collars, or any other similar arrangements entered into by the Borrower and a Senior Secured Gas Hedge Counterparty related to movements in gas prices, LNG prices and/or basis risk.
“Senior Secured Gas Hedge Counterparty” means a hedging counterparty that has entered into a Senior Secured Gas Hedge Agreement with the Borrower and has entered into a CIA Accession Confirmation.
“Senior Secured Hedge Agreements” means, collectively, (a) any Senior Secured IR Hedge Agreement and (b) any Senior Secured Gas Hedge Agreement.
“Senior Secured Hedge Counterparty” means (a) any Senior Secured IR Hedge Counterparty and (b) any Senior Secured Gas Hedge Counterparty.
“Senior Secured Hedge Obligations” means the Indebtedness under Senior Secured Hedge Agreements that is secured by a Senior Security Interest in the Collateral pursuant to the Senior Security Documents.
“Senior Secured Instrument” means, at any time, each agreement governing Senior Secured Debt or the Senior Secured Obligations.
“Senior Secured IR DCH Confirmation” means each deal-contingent hedge confirmation listed on Schedule 3.
“Senior Secured IR Hedge Agreement” means, collectively, (a) each 2002 ISDA® Master Agreement entered into between the Borrower and a Qualifying Counterparty with respect to a Senior Secured IR Hedge Transaction, the schedule thereto, and each Senior Secured IR Hedge Confirmation thereunder and (b) until such time as the Borrower has entered into the related 2002 ISDA® Master Agreement and schedule thereto in accordance with the terms thereof, each Senior Secured IR DCH Confirmation.
“Senior Secured IR Hedge Confirmation” means a “Confirmation” (as defined in the Swap Definitions) evidencing a Senior Secured IR Hedge Transaction.
“Senior Secured IR Hedge Counterparty” means (a) any Qualifying Counterparty that is party to a Senior Secured IR Hedge Transaction with the Borrower pursuant to a Senior Secured Hedge Agreement and (b) until such time as the Borrower has entered into the related 2002 ISDA® Master Agreement and schedule thereto in accordance with the terms of a Senior Secured IR DCH Confirmation, any Qualifying Counterparty that is party to a Senior Secured IR DCH Confirmation.

APPENDIX I
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“Senior Secured IR Hedge Transaction” means each “Swap Transaction” (as defined in the Swap Definitions) constituting an interest rate swap, cap or collar entered into in accordance with the Senior Secured Credit Documents.
“Senior Secured Obligations” means, collectively, (a) all Indebtedness, Senior Secured Debt, Senior Secured Hedge Obligations, letters of credit, advances, debts, liabilities (including any indemnification or other obligations that survive the termination of the Senior Secured Credit Documents and any obligations to reimburse amounts advanced by the T5 Collateral Agent or any Senior Secured Party in order to preserve the Collateral or preserve the security interest of the Senior Secured Parties in the Collateral), and all other obligations, howsoever arising (including Guarantee obligations and obligations under fee letters), in each case, owed by the Borrower to the Senior Secured Parties (or any of them) of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Senior Secured Credit Documents or any related documents referenced therein and (b) in the event of any proceeding for the collection or enforcement of the obligations described in clause (a) above, after an Event of Default shall have occurred and be continuing and any Senior Secured Debt has been accelerated pursuant to the applicable Senior Secured Debt Instrument, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Senior Secured Parties of their rights under the Senior Security Documents, together with any necessary attorneys’ fees and court costs (other than in each case under clauses (a)-(b), Excluded Swap Obligations).
“Senior Secured Party” means each Senior Secured Creditor, the T5 Intercreditor Agent, the T5 Collateral Agent, and the T5 Accounts Bank.
“Senior Security Documents” means, collectively, the Security Agreement, the Pledge Agreement, the T5 Deed of Trust, the T5 Accounts Agreement, each Pledge of Subordinated Debt Agreement, and each Consent Agreement, together with the associated UCC-1 financing statements.
“Senior Security Interest” means the security interest created, or purported to be created, in favor of the T5 Collateral Agent, for the benefit of the Senior Secured Parties, pursuant to the Senior Security Documents.
“SSD Discharge Date” means, with respect to any Senior Secured Debt, the date on which:
(z)the relevant Senior Secured Debt Holders, Senior Secured Debt Holder Representative and each other agent that is party to the relevant Senior Secured Debt Instrument shall have received payment in full in cash of all of the Senior Secured Obligations and all other amounts owing to them in such capacities under the Senior Secured Credit Documents (other than any such Senior Secured Obligations that by their terms survive and with respect to which no claim has been made by the relevant Senior Secured Debt Holders, Senior Secured Debt Holder Representative or agent, as applicable);
(aa)the Senior Secured Debt Commitments under the relevant Senior Secured Debt have been reduced to zero Dollars; and
(ab)each letter of credit issued pursuant to the relevant Senior Secured Debt Instrument shall have been terminated or returned to the applicable issuing bank.
“Step-In Notice” has the meaning assigned to such term in the Omnibus Direct Agreement.
“Subordination Agreement” means a subordination agreement in substantially the form attached as Exhibit B or otherwise in form and substance satisfactory to the T5 Intercreditor Agent.
“Survey” means that certain ALTA survey prepared by Fugro USA Land, Inc., dated May 24, 2023, last revised September 8, 2025, under job number 04.00276576.

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“Swap Definitions” means, collectively the 2006 ISDA® Definitions and the 2021 ISDA® Interest Rate Derivatives Definitions, as published by the International Swaps and Derivatives Association, Inc (“ISDA”).
“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“T5 Account Direction” means any Withdrawal Certificate, any Distribution Certificate (as defined in the T5 Accounts Agreement), any Proceeds Certificate (as defined in the T5 Accounts Agreement), any Insurance Proceeds Certificate (as defined in the T5 Accounts Agreement), or any other certificate, notice, or other document contemplated under the T5 Accounts Agreement to be delivered by the Borrower or the T5 Collateral Agent to the T5 Accounts Bank.
“T5 Accounts” has the meaning assigned to such term in the T5 Accounts Agreement.
“T5 Accounts Agreement” means the Accounts Agreement, dated as of October 16, 2025, among the Borrower, the T5 Collateral Agent and the T5 Accounts Bank.
“T5 Accounts Bank” means JPMorgan Chase Bank, N.A. or any successor to it appointed pursuant to the terms of the T5 Accounts Agreement.
“T5 Administrative Agent” has the meaning assigned to such term in the recitals to this Agreement.
“T5 Administrative Expense Account” has the meaning assigned to such term in the T5 Accounts Agreement.
“T5 Collateral Agent” has the meaning assigned to such term in the preamble to this Agreement.
“T5 Collateral Documents” means this Agreement, each Senior Security Document, each Subordination Agreement, the T5 Equity Contribution Agreement, the Common Accounts Agreement, the T5 Deed of Trust, the CFCo Deed of Trust, and the Common Deed of Trust.
“T5 Construction Account” has the meaning assigned to such term in the T5 Accounts Agreement.
“T5 Debt Payment Account” has the meaning assigned to such term in the T5 Accounts Agreement.
“T5 Deed of Trust” means the Deed of Trust, dated as of the Closing Date, by the Borrower in favor of the T5 Collateral Agent.
“T5 Distribution Reserve Account” has the meaning assigned to such term in the T5 Accounts Agreement.
“T5 Equity Contribution Agreement” means the Equity Contribution Agreement, dated as of October 16, 2025, by and among the Borrower, the Pledgor, the T5 Intercreditor Agent, and the T5 Collateral Agent.
“T5 Gas Hedge Termination Amount” means, any Senior Secured Obligations falling due pursuant to any Senior Secured Gas Hedge Agreement as a result of the termination of such Senior Secured Gas Hedge Agreement or of any other transaction thereunder.
“T5 Hedge Termination Amounts” means T5 Gas Hedge Termination Amounts and T5 IR Hedge Termination Amounts.
“T5 Insurance Proceeds Account” has the meaning assigned to such term in the T5 Accounts Agreement.
“T5 Intercreditor Agent” has the meaning assigned to such term in the preamble to this Agreement.

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“T5 IR Hedge Termination Amount” means, in respect of any Senior Secured IR Hedge Agreement, the amount payable pursuant to Section 6(e) of the 2002 ISDA® Master Agreement and any related fees, costs, expenses, and other amounts in connection therewith.
“T5 Mortgaged Property” has the meaning assignment to such term in the CD Credit Agreement.
“T5 Proceeds Account” has the meaning assigned to such term in the T5 Accounts Agreement.
“T5 Revenue Account” has the meaning assigned to such term in the T5 Accounts Agreement.
“Termination Payments” means all amounts received by the Borrower as a result of the termination of either a Material Project Document that is amended after the Closing Date to include express provisions for such payment to the Borrower or any Additional Material Project Document that includes express provisions for such payment to the Borrower, in each case, other than any Designated Offtake Agreement or Credit Agreement Designated Offtake Agreement (as defined in the CD Credit Agreement).
“Total Votes” means the total number of votes of all Senior Secured Debt determined pursuant to Section 5.2.
“Transfer Date” has the meaning assigned to such term in the T5 Accounts Agreement.
“Voluntary Equity Contributions” has the meaning assigned to such term in the T5 Accounts Agreement.
“Waiver” means, with respect to any particular conduct, event or other circumstance, any change to an obligation of any Person under any Transaction Document requiring the Consent of one or more Senior Secured Parties, which Consent has the effect of waiving, excusing, or accepting or approving changed performance of, or non-compliance with, such obligation or any Default or Event of Default with respect thereto to the extent relating to such conduct, event or circumstance. The verb “Waive” shall have a correlative meaning.
“Withdrawal Certificate” has the meaning assigned to such term in the T5 Accounts Agreement.

SCHEDULE 1
to Collateral and Intercreditor Agreement

ADMINISTRATIVE DECISIONS
As used in this Agreement, the term “Administrative Decisions” shall mean decisions, determinations, approvals, consents, and confirmations of a routine, administrative, or immaterial nature that are specified in the Common Terms Agreement, this Agreement, or the other T5 Collateral Documents to be made by (or at the instructions of) the T5 Intercreditor Agent or the T5 Collateral Agent (acting at the direction of the T5 Intercreditor Agent), whether or not such Administrative Decision is specifically designated as such. Administrative Decisions include, but are not limited to the following:
(a)approval of periodic reports, budgets, and other items delivered on a periodic basis;
(b)routine determinations not involving a significant exercise of discretion (including, without limitation, with respect to matters involving any ECS Reduction Certificates (as defined in the T5 Equity Contribution Agreement) or third-party consents);
(c)routine determinations as to the compliance with the requirements of the Senior Secured Credit Documents and of agreements, certificates, and other similar items required to be delivered under the terms of the Senior Secured Credit Documents (including, without limitation, with respect to matters involving any ECS Reduction Certificates (as defined in the T5 Equity Contribution Agreement) or third-party consents);
(d)Modifications of the Common Terms Agreement, this Agreement, the other T5 Collateral Documents, or the RG Facility Agreements of a technical or administrative nature or to correct any defects, ambiguities, manifest errors, or inconsistencies therein;
(e)any decisions specifically designated as such;
(f)approval of forms of documents that the T5 Intercreditor Agent, the T5 Collateral Agent, or the T5 Accounts Bank is authorized to approve;
(g)any T5 Account Directions (i) provided when a Control Period is not in effect or (ii) provided when a Control Period is in effect in accordance with Section 2.3(d)(ii);
(h)authorization by the T5 Intercreditor Agent or the T5 Collateral Agent to any other party to take any of the foregoing actions or make any of the foregoing decisions; and
(i)providing any Noncompliance Notice.
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